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Exhibit 10.38

                            ARDANA BIOSCIENCE LIMITED

                                       and

                      COLUMBIA LABORATORIES (BERMUDA), LTD.

                                       and

                           COLUMBIA LABORATORIES, INC.

                                   ----------

                        DEVELOPMENT AND LICENSE AGREEMENT

                                   ----------

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DEVELOPMENT AND LICENSE AGREEMENT, dated as of 26 December 2002, between ARDANA
BIOSCIENCE LIMITED, a company incorporated in England, with its registered office c/o Dundas & Wilson CS, Bush House, Aldwych, London WC2B 4PA, England ("Ardana") and COLUMBIA LABORATORIES (BERMUDA), LTD., a Bermuda corporation, having its office at Rosebank Center, 14 Bermudiana Road, Pembroke, HM08 Bermuda ("Bermuda") and COLUMBIA LABORATORIES, INC., a US corporation incorporated in Delaware having its principal place of business at 354 Eisenhower Parkway, Plaza 1, Second Floor, Livingston, NJ 07039 ("COB") (jointly, "Columbia", which shall be used to refer to either or both Bermuda and COB as appropriate -- COB generally with regard to US activities, rights, and obligations, and Bermuda generally with regard to activities, rights, and obligations outside the US).

RECITALS:

(A) COB owns certain Patent Rights in the USA relating to a bioadhesive delivery technology and in relation to certain uterine pass technology and is also the owner of certain Know How in relation to their use in conjunction with a treatment agent in a clinical setting. Bermuda owns certain corresponding Patent Rights which exist outside the USA.

(B) Ardana is a specialty pharmaceutical company specialising in the research, development, marketing and sale of products in the field of reproductive health.

(C) The parties are interested in co-developing the bioadhesive delivery and uterine pass technologies in conjunction with the compound known as terbutaline in North America and Europe with a view to obtaining marketing authorisations for and subsequently selling the resultant product in North America and Europe, and arranging for the sale of such product in the rest of the world.

(D) This Agreement sets out the terms upon which such co-development is to be conducted and provides for the subsequent rights and obligations of the Parties.

NOW THEREFORE, the Parties hereto agree as follows:

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1.   DEFINITIONS

1.1 As used in this Agreement, the following definitions (in addition to other definitions set forth in this Agreement) shall apply:

          1.1.1 "Affiliate" shall mean any entity controlling, controlled by or under the common control of Columbia or Ardana, as the case may be. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of more than (50%) percent of the outstanding shares or other voting rights of the subject entity or possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such entity.

          1.1.2 "Agreement" shall mean this development and license agreement (which expression shall be deemed to include the Recitals and Exhibits hereto).

          1.1.3 "Allocable Overhead" - either a standard percentage rate agreed to by the Parties for each of them to be added to an item of cost, failing which means the addition to an item of cost of other relevant pro-rated costs incurred by a party or for its account which are attributable to the operation by such party of its service departments including human relations, information systems, payroll, purchasing, supervisory and other internal groups or which are attributable to its occupancy provided that such party normally allocates such service department costs to its departments or project groups based on space occupied or headcount or other activity-based method in a manner consistently applied by such party. Allocable Overhead shall not include any costs attributable to corporate activities of an exceptional nature including, by way of example of each, costs relating to acquisitions or disposals or other corporate transactions, or to routine corporate activities not related directly to the subject of this Agreement including, for example, public and investor relations activities, and CEO functions.

          1.1.4 "Applicable Laws" means all applicable laws, rules, regulations, directives and guidelines (including any amendments, extensions or replacements thereto) (i) in any country that apply to the development or to the

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                    Commercialization of the Product in such country; and (ii)
                    in any country that apply to the performance of either Party's obligations or covenants under this Agreement.

          1.1.5 "Ardana Negative Election" - an election by Ardana pursuant to Clause 4.1 that it wishes to discontinue the co-development and Commercialisation of Candidate Product and resultant Product.

          1.1.6 "Ardana Positive Election" - an election by Ardana pursuant to Clause 4.1 that it wishes to continue with the co-development and Commercialisation of Candidate Product and resultant Product.

          1.1.7 "Ardana Territory" - Europe, together with (with the exception of the use of this definition in the provisions of Clause 8) any territory allocated to Ardana under the provisions of Clause 8.1.

          1.1.8 "Business Days" shall mean 9.30 am to 5.30 pm local time on a day other than a Saturday, Sunday, or public holiday in the UK (or any part thereof) or the USA (or any part thereof).

          1.1.9     "cGMP" shall mean manufacture in accordance with:

                    (a) EC Directive 91/356/EEC as may be amended from time to time;

                    (b) the current guide to good manufacturing practice for medicinal products published by the European Commission;

                    (c) U.S. Code of Federal Regulations Title 21, Parts 210 and 211, as may be amended from time to time; and

                    (d)  the equivalent law or regulation in any country .

          1.1.10 "Candidate Product" - the compound known as Terbutaline delivered utilising the Columbia Technology as a vaginal gel in a finished pharmaceutical dosage form, for the indications determined by the DC for so long as the DC exists.

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          1.1.11    "Certificate of Analysis" shall mean a document of that name as described in detail in the current guide to good manufacturing practice for medicinal products published by the European Commission.

          1.1.12 "Clinical Trial Material" or "CTM" - Candidate Product manufactured in compliance with cGMP in a form suitable for administration and dosing to humans in Clinical Trials.

          1.1.13 "Clinical Trials" - means any or all of the Phase I Clinical Trials, Phase II Clinical Trials or Phase III Clinical Trials.

          1.1.14 "Columbia IP" - all intellectual property or other rights relating to or comprised in the Columbia Technology, including without limitation all Patent Rights (including the Patent Rights listed in Exhibit A), Know How, trade secrets, technology, disclosures, inventions, discoveries, and other information whether patentable or not, owned or licensed by Columbia or a Columbia Affiliate at the Commencement Date, or thereafter.

          1.1.15 "Columbia Negative Election" - an election by Columbia pursuant to Clause 4.1 that it wishes to discontinue the co-development and commercialisation of Candidate Product and resultant Product.

          1.1.16 "Columbia Patent Rights" - the Patent Rights relating to or comprised in the Columbia Technology, at or after the Commencement Date.

          1.1.17 "Columbia Positive Election" - an election by Columbia pursuant to Clause 4.1 that it wishes to continue with the co-development and Commercialisation of Candidate Product and resultant Product.

          1.1.18 "Columbia Technology" - Columbia's proprietary delivery, bioadhesive delivery, and uterine pass technologies, disclosed to Ardana for the purposes of carrying out the Development Program in relation to Candidate Product and which shall include without limitation the inventions claimed or disclosed in the Patent Rights listed in Exhibit A, and all related Know How owned or licensed to Columbia as of the Commencement Date including,

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                    without limitation, any pre-clinical or clinical data
                    relating to the use thereof with or without Terbutaline, as well as any and all Improvements that arise during the term of this Agreement.

          1.1.19 "Columbia Territory" - North America together with (with the exception of the use of this definition in the provisions of Clause 8) any territory allocated to Columbia under the provisions of Clause 8.1.

          1.1.20 "Commencement Date" means the date of execution of this Agreement.

          1.1.21 "Commercialization", "Commercializing", or "Commercialize" shall mean all activities in the Territory relating to the import, export, promotion, marketing, detail, distribution, storage, handling, offering for sale and sale of the Finished Product including:

                    (1) determining the pricing of Product in a country and, if relevant, obtaining the pricing or reimbursement approval for Product in such country;

                    (2) establishing the Trade Marks to be used for Product in a country;

                    (3) establishing the Trade Dress, Packaging and Labelling for Product in a country;

                    (4) establishing the commercial launch program and the distribution chain for Product in a country.

          1.1.22 "Commercialization Committee" - the joint committee of the Parties established pursuant to Clause 5.6.6 for the co-ordination of Commercialization and liaison between the Parties in respect of the same.

          1.1.23 "Commercialisation Costs" - any costs and expenses incurred by either Party in relation to commercialisation.

          1.1.24 "Commercialisation Know How" - any and all Know How relating to Commercialisation.

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          1.1.25    "Common Technical Document" or "CTD" - the common technical document relating to the Candidate Product which shall be generated pursuant to the Development Program and which is sufficient to fulfill the requirements for filing an application for Regulatory Approval with the FDA and for Marketing Authorisation with the EMEA.

          1.1.26 "Confidential Information" - means all materials, trade secrets, or other commercially sensitive information, including without limitation, proprietary information, that the Disclosing Party reasonably deems and treats as confidential when disclosed or made available to, or otherwise coming into the possession of, the other Party in relation to the performance of this Agreement which for the avoidance of doubt shall in the case of obligations on Ardana in relation to Confidential Information, include without limitation Know How forming part of Columbia IP and, in the case of both Ardana and Columbia, shall include without limitation Joint Program Know How and Commercialisation Know How.

          1.1.27 "Co-ordination Committee" or "CC" - the committee to be established pursuant to Clause 8.4 for the management by the Parties of the clinical development and Commercialisation by a ROW Partner.

          1.1.28 "Development Budget" - a budget for a particular Year of the Development Program being an estimate of Development Costs to third parties to be incurred by the Parties in relation to the Development Program during such year.

          1.1.29 "Development Committee" or "DC" - the joint committee of the Parties established pursuant to Clause 2 to manage the Development Program subject to referral to the Chief Executive Officers of the Parties as specified in Clause 2.

          1.1.30    "Development Costs" - means:

                    (a) all reasonable costs and expenses (priced on a competitive basis) paid by either of the Parties to third parties in connection with the Second

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                         Development Program (including, for the avoidance
                         of doubt, the preparation of the CTD) conducted externally (whether through a direct relationship with a consultant or a clinical investigator or through a contract research organisation) and in all cases including the costs and expenses incurred to such third party for data management, statistical designs and studies, report preparation and other administrative expenses of such third party associated with the Second Development Program;

                    (b) all costs and expenses paid by either of the Parties to third parties including to outside patent attorneys, legal counsel and experts for the preparation, filing, prosecution and maintenance of Joint Program Patent Rights including costs of patent interference, opposition, re-examination, reissue, and revocation proceedings or requests for patent term or SPC extensions relating thereto to the extent the same occurs during the period of the Development Program; and

                    (c) the Fully Burdened Manufacturing Costs incurred in connection with supply of CTM for the Second Development Program.

                    For the avoidance of doubt it is stated that Development Costs shall not include related Allocable Overhead nor shall they include Commercialisation Costs (the treatment of which is governed by Clause 5.6).

          1.1.31 "Development Program" - the First Development Program and the Second Development Program.

          1.1.32 "Documents" - reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, computer information storage means and any other media on which Know How can be permanently stored.

          1.1.33 "EMEA" - European Medicines Evaluation Agency or any successor group thereto.

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          1.1.34    "Europe" - shall mean Austria, Belgium, Denmark, Finland,
                    France, Germany, Luxembourg, Netherlands, Spain, Sweden, United Kingdom, Norway, Switzerland, Liechtenstein, Monaco, Bulgaria, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Poland, Romania, Slovak Republic, Slovenia, Malta, Cyprus, Turkey, Albania, Bosnia and Herzegovina, Croatia, Kosovo, The Former Yugoslav Republic Of Macedonia, Serbia, and Montenegro. For the avoidance of doubt, Europe, for purposes of this Agreement, shall not mean Greece, Ireland, Italy (including San Marino and Vatican City), and Portugal, unless and until the conditions of Clause 21.2 shall have been met.

          1.1.35 "FDA" means the Governmental Authority in the USA with the name "Food and Drug Administration" or any successor agency thereof.

          1.1.36 "Finished Product" - Product Packaged and Labelled and ready for ultimate commercial sale or use.

          1.1.37 "First Commercial Sale" - the first invoiced commercial sale by a Party, its Affiliates, agents or sublicensees in any country after grant of Regulatory Approval or Marketing Authorisation and pricing approval for Product (if required in that country) in such country by the appropriate Governmental Authority.

          1.1.38 "First Development Program" - the detailed program of work commencing upon the Commencement Date to be conducted by the Parties comprising Formulation Work and the clinical development of Candidate Product up to the Point of Proof of Principle which is set out in Exhibit B hereto.

          1.1.39 "Force Majeure" means in relation to either Party, any event or circumstance which is beyond the reasonable control of that Party and without the fault or negligence of that Party so affected which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement, including, without limitation, inevitable accidents, perils of navigation, floods, fire, storms, drought, or other weather-related conditions,

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                    earthquakes, asteroid or meteor activity, explosion,
                    hostilities, sabotage, act of vandalism, war (whether declared or undeclared), civil disturbances, order or act of any government, whether de jure or de facto or any official purporting to act under authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, quarantine or custom restrictions, damage in factories or warehouses, strikes, lockouts, other labor difficulty or other disturbance at the Parties or the suppliers of Product, raw materials and/or excipients, energy or other supplies, breakdown of machinery or instruments or acts of God or other similar events beyond the reasonable control of the Party so affected resulting in hindrance of the performance by either Party of its obligations hereunder.

          1.1.40 "Formal Presentation" - in relation to the results of any preclinical study or any Clinical Trial means an oral presentation of the results of such preclinical study or Clinical Trial following its conclusion with supporting written evidence but does not mean the final formal written report of the results of the preclinical study or Clinical Trial containing the final assessment of the results properly quality assured.

          1.1.41 "Formulation Work" - the work to be conducted by Columbia under the First Development Program as set out in the First Development Program in relation to the formulation of the Candidate Product.

          1.1.42 "FTE" - a period of time equivalent to the number of hours that an employee in the full time employment of either Party shall be obliged to spend at work in any twelve (12) month period of continuous employment.

          1.1.43 "Fully Burdened Manufacturing Cost" - means: the cost of producing the CTM or Finished Product including raw material costs, direct labour costs, direct utilities and other energy costs and direct product quality assurance/control costs and including any applicable Allocable Overhead. For the avoidance of doubt such Fully Burdened

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                    Manufacturing Costs chargeable under this Agreement the
                    Parties will apply GAAP in a consistent manner.

          1.1.44 "Good Clinical Practice" or "GCP" shall mean clinical practice as set out in:

                    (a) ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any amendment thereof; and

                    (b) any guidelines concerning good clinical practice published from time to time by the European Commission pursuant to Directive 2001/20/EC or any amendment thereof; and

                    (c) US Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects) and 56 (Institutional Review Boards), as may be amended from time to time; and

                    (d) the Declaration of Helsinki as last amended at the 52nd World Medical Association October 2000 and any further amendments thereto; and

                    (e) National Institute of Health Standards for the protection of human subjects as may be amended from time to time; and

                    the equivalent law or regulation in any relevant territory.

          1.1.45 "Good Industry Practice" shall mean in relation to any undertaking and any circumstance, the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances.

          1.1.46 "Good Laboratory Practice" or "GLP" - laboratory practice as set out in:

                    (a) Directive 87/18/EEC as may be amended from time to time; and

                    (b) US Code of Federal Regulations, Title 21, Part 58 (Good Laboratory Practice for Nonclinical Laboratory Studies) as may be amended from time to time; and

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                    (c)  the equivalent law or regulation in any territory.

          1.1.47 "Governmental Authority" shall mean all governmental and regulatory bodies, agencies, departments or entities that regulate, direct or control commercial and other related activities the subject of this Agreement, including any relevant government health authority (or successor agency thereof) in any country or countries including the FDA and the EMEA whose approval is necessary to market the Finished Product in such country or countries in the Territory.

          1.1.48 "Improvements" - all improvements, enhancements, or modifications, whether or not patentable, to the Columbia Technology, including without limitation any new formulations, technologies, or other inventions either made, obtained, or licensed by or on behalf of either of Columbia or its Affiliates, during the term of this Agreement or made or obtained by Ardana during the term of this Agreement provided that in the case of Ardana all such improvements, enhancements, or modifications were so made and obtained utilising or derived from the Columbia Technology and such improvements, enhancements, or modifications shall not include any of the same independently developed by or on behalf of Ardana without access to the Columbia Technology. For the avoidance of doubt, at the request of Columbia, Ardana shall establish by clear and convincing evidence that any improvements, enhancements, or modifications to be excluded from Improvements were made or obtained by or on behalf of Ardana independently without access to the Columbia Technology. Also for the avoidance of doubt it is declared and agreed that Improvements:

                    1.1.48.1 includes, without limitation, the results of any and all Formulation Work; and

                    1.1.48.2  excludes:

                              (a) all pre-clinical and clinical data generated after the Commencement Date and during the Term of this Agreement to the extent it relates to the use of terbutaline with such Columbia Technology; and

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                              (b)  all discoveries unrelated to the subject
                                   matters of the Columbia Technology, such as, for example, a new indication for terbutaline that is independent of the delivery formulation or mechanism.

          1.1.49 "Insolvency Event" shall mean, in relation to either Party, any one of the following:

                    (a) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up that Party or such resolution shall have been passed other than a resolution for the solvent reconstruction or reorganisation of that Party or for the purpose of inclusion of any part of the share capital of that Party in the Official List of the London Stock Exchange or in the list of the American Stock Exchange or quotation of the same on the National Association of Securities Dealers Automated Quotation System or any other international stock exchange or an application by that Party for registration as a public company in accordance with the requirements of the Companies Act 1985; or

                    (b) a resolution shall have been passed by that Party's directors to seek a winding up or an administration order or a petition for a winding up or administration order shall have been presented against that Party which, in the case of a petition presented against a Party, shall not have been appealed within 7 days of having been lodged or such an order shall have been made and shall have been dismissed within thirty (30) days thereafter; or

                    (c) a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce and enforces its security which shall not have been dismissed by a court of competent jurisdiction within thirty (30) days thereafter; or

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                    (d)  a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

                    (e) a step or event shall have been taken or arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (a) to (d) above in the case of Bermuda under the laws of Bermuda and in the case of COB under the laws of USA but for avoidance of doubt including in the case of COB filing of a petition under the US Bankruptcy Code including a filing under Chapter 11 proceedings, which, in the case of a filing made against a Party, shall not have been appealed within 7 days of having been lodged or such an order shall have been made and dismissed within thirty
                         (30) days thereafter; or

                    (f) that Party takes any step (including starting negotiations) with a view to readjustment, rescheduling or deferral of any part of that Party's indebtedness, or proposes or makes any general assignment, composition or arrangements with or for the benefit of all or some of that Party's creditors or makes or suspends or threatens to suspend making payments to all or some of that Party's creditors or the Party submits to any type of voluntary arrangement; or

                    (g) where that Party is resident in the United Kingdom it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

          1.1.50 "Joint Program IP" -Joint Program Patent Rights and any other intellectual property or other rights relating to or comprised in Joint Program Know How, including without limitation all Patent Rights, trade secrets, technology, disclosures, inventions, discoveries, and other information, whether patentable or not, which for the avoidance of doubt excludes any Columbia IP or any rights to Columbia Technology.

          1.1.51 "Joint Program Know How" - Know How conceived, generated or developed by or on behalf of either Party during the performance of the

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                    Development Program including in particular any Know How
                    comprising or relating to the CTD but which for the avoidance of doubt excludes any Know How relating to the Columbia Technology.

          1.1.52 "Joint Program Patent Rights" - any Patent Rights claiming or covering or otherwise based on inventions forming part of Joint Program Know How, but which for the avoidance of doubt excludes any Columbia Patent Rights.

          1.1.53 "Know How" - technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know How includes Documents containing Know How. The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

          1.1.54 "Label", "Labelled" or "Labelling" shall mean all labels and other written, printed or graphic matter upon (i) the Product or any container or wrapper utilized with the Product, or (ii) any written material accompanying the Product, including, without limitation, package inserts and patient information leaflet.

          1.1.55 "Marketing Authorisation or MA" - the Regulatory Approval required from a Governmental Authority in any country to market and sell Product in such country, but not any form of pricing or reimbursement approval.

          1.1.56 "Net Revenues" - shall mean in the case where pursuant to Clause 4.5 or 5.8 a Third Party is licensed to develop, use, import, have imported, market,

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                    distribute and sell or have marketed, distributed or sold
                    Product on a worldwide basis or in the case where pursuant to Clause 8 it has been decided to appoint a ROW Partner to develop, use, import, have imported, market, distribute and sell or have marketed, distributed or sold the Product in any territory of ROW Net Revenues shall mean all sums received by either Party in respect of such licence whether signature fees, up-front payments, milestone payments, royalty payments or any other payments whatsoever except for Fully Burdened Manufacturing Costs paid to Columbia if Columbia manufacture Product for such Third Party licensee which shall be separately paid to Columbia.

          1.1.57 "Net Sales" with respect to Finished Product shall mean the gross amount received by a Party, its Affiliates or sub-licensees for sale of Finished Product to unrelated third parties less:

                    (a)  quantity, trade and/or cash discounts actually granted;

                    (b) amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of charge backs, retroactive price reductions or billing errors and rebates (including government-mandated rebates), actually allowed or paid;

                    (c) amounts refunded or credited for Finished Product which was rejected, spoiled, damaged, outdated or returned;

                    (d) freight, shipment and insurance costs incurred transporting Finished Product to a third party purchaser;

                    (e) taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Finished Product.

                    Subject to the foregoing provisions if there are any other issues surrounding the calculation of Net Sales these shall to the extent possible be determined in accordance with GAAP or its successor in the UK in the case of Ardana and in the US in the case of Columbia.

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                    The transfer of Finished Product by a Party or one of its
                    Affiliates to another Affiliate or sub-licensee shall not be considered a sale. In such cases Net Sales shall be determined based on the invoiced sale price by the Affiliate or sub-licensee to the first third party trade purchasers, less the deduction allowed under this Clause.

                    Upon the sale or other disposal of Finished Product other than in a bona fide arms length transaction exclusively for money or upon any use of Finished Product for the purposes which do not result in a disposal of that Finished Product in consideration of sales revenue customary in the country of sale (including, without limitation, the sale of the Finished Product as a "loss leader" or in conjunction with the sale of another product in the transaction commonly known as "bundling"), such sale, other disposal or use shall be deemed to constitute a sale at the relevant open market price in that country in which the sale, other disposal or use occurs, or, if that price is not ascertainable, a reasonable price assessed on an arm's length basis or the goods or services provided in exchange of the supply. Disposal of Finished Product for, or use of Finished Product, in clinical or pre-clinical trials or as free samples to be in quantities common in the industry for this sort of Product shall not give rise to any deemed sale under this Clause.

          1.1.58 "North America" shall mean Antigua and Barbuda, The Bahamas, Barbados, Belize, Bermuda, Canada, Costa Rica, Cuba, Dominica, Domican Republic, El Salvador, Greenland, Grenada, Guatemala, Haiti, Honduras, Jamaica, Mexico, Nicaragua, Panama, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Trinidad and Tobago, and the USA.

          1.1.59 "Parties" shall mean Columbia and Ardana and "Party" shall mean either Columbia or Ardana, however in either instance Columbia shall include, as appropriate in context, COB with regard to US activities, rights, and obligations, and/or Bermuda with regard to activities, rights, and obligations outside the US.

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          1.1.60    "Package", "Packaged" and "Packaging" shall mean all primary and secondary packaging components, including, without limitation, cartons, partitions, shippers, or any other like matter used in packaging the Product.

          1.1.61 "Patent Rights" shall mean patent applications and patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition and all foreign counterparts of them, including any divisional applications and patents, refilings, renewals, continuations, continuations-in-part, patents of addition, extensions (including patent term extensions), reissues, substitutions, confirmations, registrations, revalidations, pipeline and administrative protections and additions, and any equivalents of the foregoing, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

          1.1.62 "Phase I Clinical Trial" - shall mean a small scale human clinical trial normally conducted in healthy volunteers or patients with the aim of establishing the pharmacokinetic, pharmacodynamic and early safety profile.

          1.1.63 "Phase II Clinical Trial" - shall mean a human clinical trial where a product is tested in a number of patients for the purpose of establishing further safety data, dose ranging and/or preliminary data on the efficacy of product.

          1.1.64 "Phase III Clinical Trial" - shall mean a human clinical trial conducted in a sufficient number of patients to establish safety and efficacy for the particular indication tested and required for the filing to obtain Marketing Authorisation.

          1.1.65 "Point of Proof of Principle" - completion of Phase II Clinical Trials for Candidate Product as evidenced by the provision by Ardana to Columbia of first a Formal Presentation followed by the final formal written report of the results of the Phase II Clinical Trials containing the final assessment of the results properly quality assured.

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          1.1.66    "Product" - a finished pharmaceutical product comprising the
                    Candidate Product in relation to which Marketing Authorisation and pricing approval has been granted by the appropriate Governmental Authority for any country for at least one indication. For the avoidance of doubt it is declared and agreed that if the product can be marketed and sold without pricing approval nothing in this definition requires pricing approval for it to be classified as Product for the purposes of this Agreement.

          1.1.67 "QA Tests" - the quality assurance tests and testing regimes for CTM to be agreed by the DC.

          1.1.68 "Qualified Person" means a person qualified in accordance with Article 49 or 50 of EU Directive 2001/83, who is responsible under Applicable Law in all or any part of the Territory for ensuring compliance with such Applicable Law and for carrying out certain specified actions required by such Applicable Law.

          1.1.69 "Quarter" shall mean each period of three months ending on 31 March, 30 June, 30 September or 31 December and "Quarterly" shall be construed accordingly.

          1.1.70 "Regulatory Application" shall mean a regulatory application or other application (including any supplements or amendments thereto) required to be filed or filed with a Governmental Authority in a country in connection with the marketing and sale of the Finished Product in such country.

          1.1.71 "Regulatory Approval" shall mean any and all consents or other authorisations or approvals required from a Governmental Authority to market and sell Finished Product in any country, but excluding any form of pricing or reimbursement approval.

          1.1.72 "Responsible Party" - shall mean the Party with responsibility for a particular task or tasks in relation to the filing, prosecution, maintenance, enforcement or defence of any Joint Program Patent Rights or the Party responsible for the development and Commercialisation of Candidate

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                    Product or resultant Product in a country or countries in
                    ROW as the case may be.

          1.1.73 "Rest of the World" or "ROW" - all countries of the world excluding the Ardana Territory and the Columbia Territory.

          1.1.74 "ROW Partner" - any Third Party entity with whom either or both of the Parties contract either to be an agent or distributor of the Product in any territory of ROW or to be a licensee in any such territory of ROW.

          1.1.75 "ROW Partner IP" - Know How and Patent Rights conceived, generated or otherwise developed, owned, or licensed by any ROW Partner and not included in Columbia IP.

          1.1.76 "Second Development Program" - the program of work to follow the First Development Program in the event of an Ardana Positive Election and a Columbia Positive Election and which is to be conducted by Ardana and Columbia hereunder for the clinical development of Candidate Product in the Ardana Territory (in the case of Ardana) and the Columbia Territory (in the case of Columbia) being all further development work which may be required for the purpose of preparing a CTD and for filing an application for Regulatory Approval with the FDA and for Marketing Authorisation with the EMEA, an outline for which is attached in Exhibit C hereto and the detail of which and the Development Budget for each year of which shall be determined by the Development Committee (in the case of the Development Budget subject to the provisions of Clause 2.2.3).

          1.1.77 "SmPC" shall mean the summary of product characteristics containing the information set out in Article 11 of EU Directive 2001/83.

          1.1.78 "Solely Owned IP" - Solely Owned Patent Rights and any other intellectual property or other rights relating to or comprised in Solely Owned Know How, including without limitation all Patent Rights, trade secrets, technology, disclosures, inventions, discoveries, and other information, whether patentable or not, but which for the avoidance of doubt excludes

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                    any Columbia IP, any rights to Columbia Technology, and any
                    Joint Program IP.

          1.1.79 "Solely Owned Know How" - Know How conceived, generated or developed by or on behalf of only one of the Parties during the period when it is proceeding to develop the Product alone under the provisions of Clauses 4.3, 4.4, 5.4.1,
                    18.4.1 or 18.5.1 including in particular any Know How comprising or relating to the CTD, but which for the avoidance of doubt excludes any Know How relating to the Columbia Technology and any Joint Program Know How.

          1.1.80 "Solely Owned Patent Rights" - any Patent Rights claiming or covering or otherwise based on inventions forming part of Solely Owned Know How, but which for the avoidance of doubt excludes any Columbia Patent Rights and any Joint Program Patent Rights.

          1.1.81 "Specification" - the specification for CTM to be agreed by the DC.

          1.1.82 "Territory" shall mean the Ardana Territory or the Columbia Territory as appropriate.

          1.1.83 "Trade Dress" means those aspects of the Packaging of the Finished Product involving the design, get up and trade dress thereof which are not required or dictated by the Regulatory Approval or Marketing Authorisation including the style of printing.

          1.1.84 "Trade Marks" - registered and unregistered trade or service marks, and applications for registration of such marks, including trade dress in each case with any and all associated goodwill and all rights or forms of protection of a similar or analogous nature including rights which protect goodwill whether arising or granted under the law of any jurisdiction.

          1.1.85 "Year" - twelve (12) months commencing on 1 January and ending on 31 December.

1.2       In this Agreement:

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          1.2.1     Unless the context otherwise requires all references to a
                    particular Clause, Schedule or paragraph shall be a reference to that Clause, Schedule or paragraph, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

          1.2.2 The table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

          1.2.3 Unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

          1.2.4 Unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association (incorporated or incorporated), organisation or other entity, in each case whether or not having legal personality;

          1.2.5 Reference to any statute, directive or regulation includes any modification or re-enactment of that statute or regulation; and

          1.2.6 Reference to the word "include" or "including" are to be construed without limitation to the generality of the preceding words.

2.        DEVELOPMENT COMMITTEE

2.1 With effect from the Commencement Date the Parties shall establish and run a Development Committee ("DC") as follows:

          2.1.1 the DC shall comprise two (2) persons as voting members ("Members") and Ardana and Columbia respectively shall be entitled to appoint one (1) Member and to replace the Member appointed by it. The initial Members shall be appointed by each Party prior to the first DC meeting. Ardana and Columbia respectively shall each notify the other of any change in the identities of their Member from time to time. Both sides shall use reasonable endeavours to keep an appropriate level of continuity in representation. Members may be represented at any meeting by another person designated

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                    by the absent Member. Meetings of the DC shall be co-chaired by the two Members and such co-chairpersons shall only be entitled to exercise one (1) vote each as Members at the DC and shall not have any right to a veto or casting vote;

          2.1.2 the quorum for meetings of the DC shall be the two (2) Members. Conclusions and decisions of the DC shall be made by unanimous agreement of the Members present wherever possible and shall be minuted by or upon behalf of the Chairpersons. Both Parties will use their reasonable efforts to build consensus. If the DC does not reach unanimous agreement regarding any matter such matter shall be referred for resolution to the Chief Executive Officer of each Party;

          2.1.3 the venue for meetings not held by teleconference shall alternate between the offices of Ardana in Edinburgh, Scotland and the offices of COB in Livingston, New Jersey or such other venue as may be agreed. Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with DC meetings;

          2.1.4 notwithstanding that each Party shall have only one Member of the DC the Parties acknowledge that other individuals may attend from either Party which additional attendees may change according to the subject matter of DC meeting. Each Party shall give the other reasonable advance notice of the identity of any such additional attendees which it intends to participate in the DC meeting in question. For the avoidance of doubt it is agreed that such persons shall not be Members and shall not have a right to vote or participate in the decision making process of the DC; and

          2.1.5 the DC Members shall take alternate responsibility for promptly preparing the minutes of any DC meeting, receiving approval of those minutes from the other DC Member who participated in the meeting, signing and dating the approved minutes and promptly distributing a copy of the signed minutes to each Party. It is only such signed and dated minutes which shall constitute a decision of the DC.

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2.2       The DC will be the key management decision making and liaison body in control of the Development Program and:

          2.2.1 shall hold meetings in person or by teleconference as frequently as the members of the DC may agree shall be necessary during the term of this Agreement or more frequently upon the reasonable request of either Party, but in any event no less frequently than once a Quarter. Dates of meetings requested by the DC to be held in person shall be agreed by the Parties not less than thirty (30) days beforehand; responsibility for arranging the meetings, including, at least, providing notice and an agenda, shall alternate between the Parties; the first meeting will take place as soon as practicable after the Commencement Date, but in no event later than twenty (20) Business Days after the Commencement Date and will be organised by Ardana;

          2.2.2 to the extent that any details of the work to be conducted under the First Development Program and the Second Development Program have not been agreed by the Parties and set out in the Development Program at the Commencement Date the DC shall as necessary from time to time agree such details (subject to the provisions of Clause 5.1) including the indications to be pursued and the design of all Clinical Trials and the timescales therefor;

          2.2.3 shall agree the Development Budget for each Year of the Second Development Program which Development Budget shall require ratification by the Chief Executive Officer of each Party;

          2.2.4 shall agree the number of FTEs to be engaged by each Party (for the avoidance of doubt FTEs in this context means employees of a Party and not employees of a third party) on the Development Program at such Party's cost and expense which FTE commitment shall require ratification by the Chief Executive Officer of each Party;

          2.2.5 if the DC whether on its own initiative or whether as a result of a decision of the Co-ordination Committee requests modification or changes to the

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                    Development Program which would result in the total
                    Development Costs for any Year exceeding the Development Budget for that Year then such modifications or changes shall not be implemented by the DC (notwithstanding the agreement of the DC Members) unless and until a corresponding increase to the Development Budget is ratified by the Chief Executive Officer of each Party;

          2.2.6 shall prioritise all work programs being conducted pursuant to the Development Program;

          2.2.7 shall develop a global clinical development and regulatory strategy for the Product;

          2.2.8 shall determine when all regulatory filings should be made for Regulatory Approval and Marketing Authorisation;

          2.2.9 shall establish a mechanism for the representation of each Party at all meetings or calls with Governmental Authorities attended or made by Ardana or Columbia in relation to the Candidate Product provided always that such attendees shall have observer status only in meetings in the other Party's territory;

          2.2.10 shall establish a mechanism for the co-ordination of the registration and mutual exchange of regulatory dossiers, summaries and expert reports for Regulatory Approval and Marketing Authorisation with the respective Governmental Authorities;

          2.2.11 shall review the Members' Quarterly progress reports provided pursuant to Clause and monitor the progress of the Development Program by the Parties, their Affiliates, agents and/or their sub-contractors;

          2.2.12 shall provide a Quarterly report to the respective management of each Party detailing the progress of the Development Program;

          2.2.13 shall determine in conjunction with the Party's patent attorneys when patent application filings for Joint Program Patent Rights should be made which

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                    decision shall require ratification by the Chief Executive
                    Officer of each Party;

          2.2.14 shall agree the Specifications for CTM and the QA Tests therefor;

          2.2.15 shall devise the pharmacovigilance procedures to apply during the Development Program which meets all Legal Requirements;

          2.2.16 shall perform such other functions and responsibilities as are given to it under the express provisions of this Agreement or as it shall determine but for the avoidance of doubt it is declared and agreed that the DC shall have no authority to amend the terms of this Agreement. For the avoidance of doubt it is declared and agreed that the DC has no powers or responsibilities in relation to Commercialisation nor the appointment of the ROW Partner.

3.        THE FIRST DEVELOPMENT PROGRAM

3.1 Ardana shall at its own cost and expense but within the limit set out in the Development Budget carry out, control and be responsible for the conduct of all clinical studies up to the Point of Proof of Principle the subject of the First Development Program as established by the DC and shall as soon as practicable following completion of the same provide Columbia with a Formal Presentation and subsequently a final formal written report of the results of the Phase II Clinical Trials containing the final assessment of the results properly quality assured.

3.2 Columbia shall at its own cost and expense but within the limit set out in the Development Budget carry out, control and be responsible for the conduct of the Formulation Work as established by the DC and shall keep Ardana informed in writing of the progress and results of such Formulation Work.

3.3 During the First Development Program the provisions of Clause 5.3 shall apply in relation to those Development Costs described in subsection (b) of the definition of Development Costs.

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3.4       The general obligations with regard to the conduct of the Development
          Program set out in Clause 6 shall apply in relation to the Parties conduct of the First Development Program.

3.5 During the period of the First Development Program each Party agrees that it shall not without the other Party's prior written approval (not to be unreasonably withheld) seek to develop, distribute or sell anywhere in the World a 'B'-adrenergic agonist based product that would compete with the Product.

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4.        POINT OF PROOF OF PRINCIPLE ELECTIONS

4.1 Following the Point of Proof of Principle each Party shall have [***] to decide whether it wishes to continue with the co-development and Commercialisation of the Candidate Product and resultant Product in the Ardana Territory or the Columbia Territory as the case may be and each Party shall give written notice of its decision to the other Party on such [***] or the day agreed by the Parties, under seal, following which on the [***] day the Parties shall each break the seal to reveal the election of the other Party and then the following provisions of this Clause 4.1 shall apply as follows:

          4.1.1 If Ardana or Columbia elects to continue with the co-development and Commercialisation of Candidate Product and resultant Product this shall be an Ardana Positive Election or a Columbia Positive Election, respectively.

          4.1.2 If Ardana or Columbia elects not to continue with the co-development and Commercialisation of Candidate Product and resultant Product this shall be an Ardana Negative Election or a Columbia Negative Election, respectively.

4.2 In the event of an Ardana Positive Election and a Columbia Positive Election the Parties shall proceed with the co-development and Commercialisation of the Candidate Product and the resultant Product pursuant to the terms of this Agreement on the following terms:

          4.2.1 Ardana shall on the terms of Clauses 13.4 and the other terms of this Agreement have the exclusive right to Commercialise Candidate Product and resultant Product in the Ardana Territory;

          4.2.2 Columbia shall on the terms of Clause 13.2 and the other terms of this Agreement have the exclusive right to Commercialise Candidate Product and resultant Product in the Columbia Territory;

          4.2.3 the DC shall produce the detailed Second Development Program and each Party shall carry out, control and be responsible for their respective tasks under the Second Development Program under the direction of the DC on the terms of Clause 5; and

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          4.2.4     the Parties shall agree the approach to be taken for the
                    development and commercialisation of Candidate Product and resultant Product in the ROW Territory pursuant to Clause 8.

4.3 In the event of an Ardana Positive Election and a Columbia Negative Election, Columbia shall have [***] to elect to change its position to a Positive Election, in which case Clause 4.2 shall apply. However, if Columbia maintains its Negative Election, the DC shall be disbanded and the Commercialisation Committee shall not be formed, Ardana shall on the terms of Clause 13.6 have the exclusive fully paid up royalty free right to continue with the worldwide development and commercialisation of Candidate Product and resultant Product either alone or in conjunction with a Third Party without further obligations to Columbia. In such circumstances the provisions of Clause 14.1, 14.3, 14.4, 14.6, and 14.7 shall continue to apply and shall be deemed expanded in scope to place similar obligations on Columbia in relation to non-European Columbia IP as requested by Ardana, but shall be at Ardana's sole reasonable expense: (1) for any additional filings requested by Ardana with regard to any Columbia IP over and above those filings which exist as of the Commencement Date, and (2) for any filings of Columbia IP regarding Columbia Technology developed after the Commencement Date requested by Ardana in countries other than those listed in Exhibit E. So long as Columbia's election remains a Negative Election, Ardana shall assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, providing Columbia with at least 60 days advance notice, with copies, of all proposed filings and proposed correspondence, and prompt copies of all actual filings and correspondence. Columbia shall retain joint ownership in the Joint Program IP with rights to use or exploit the Joint Program IP other than with regard to the Candidate Product and resultant Product (in either case with any indication). If Ardana does not significantly continue and forward the development and commercialization of the Candidate Product and resulting Product consistent with Good Industry Practice in [***], all of Ardana's exclusive rights to the Joint Program IP regarding the Candidate Product and resultant Product shall become non-exclusive as to Columbia.

4.4 In the event of a Columbia Positive Election and an Ardana Negative Election, Ardana shall have [***] to elect to change its position to a Positive Election, in which

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          case Clause 4.2 shall apply. However, if Ardana maintains its Negative
          Election, the DC shall be disbanded and the Commercialisation
          Committee shall not be formed, Ardana shall lose all rights under, and shall not use or exploit in any way the Columbia IP, and Columbia shall on the terms of Clause 13.7 have the exclusive fully paid up royalty free right to continue with the worldwide development and commercialisation of Candidate Product and resultant Product either alone or in conjunction with a Third Party without further obligation to Ardana. In such circumstances the provisions of Clauses 14.3, 14.6 and 14.7 shall continue to apply. So long as Ardana's election remains a Negative Election, Columbia shall assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, providing Ardana with at least 60 days advance notice, with copies, of all proposed filings and proposed correspondence, and prompt copies of all actual filings and correspondence. Ardana shall retain joint ownership in the Joint Program IP with rights to use or exploit the Joint Program IP other than with regard to the Candidate Product and resultant Product (in either case with any indication). If Columbia does not significantly continue and forward the worldwide development and commercialization of the Candidate Product and resulting Product consistent with Good Industry Practice in [***], all of Columbia's exclusive rights to the Joint Program IP regarding the Candidate Product and resultant Product shall become non-exclusive as to Ardana.

4.5 In the event of an Ardana Negative Election and a Columbia Negative Election, the DC shall be disbanded and the Commercialisation Committee shall not be formed. Ardana shall not use or exploit in any way whatsoever the Columbia IP, and neither Party shall use or exploit in any way whatsoever the Joint Program IP in relation to the Candidate Product or resultant Product for any indication, without the other Party's prior written consent. Each of the Parties shall use their reasonable efforts to find and appoint a Third Party to continue the worldwide development and commercialisation of the Candidate Product and resultant Product. The Parties shall agree upon a co-ordinated approach to this if this eventuality arises. The appointment of such Third Party shall be on the basis that such Third Party shall be granted an exclusive worldwide licence under the Columbia IP and each Party's interest in the Joint Program IP to develop, use, import, have imported, market, distribute and sell or have marketed, distributed and sold Candidate Product and resultant Product for all

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          indications. The Net Revenues from any such Third Party appointment shall be shared equally between the Parties on the terms of Clause 8. Columbia agrees that it shall either manufacture and supply to such Third Party its requirements of CTM and Finished Product for [***] (which shall be paid separately to Columbia by such Third Party as a term of the licensing agreement with such third party) or shall grant such Third Party appropriate royalty-bearing licences under the Columbia IP to permit such Third Party to manufacture or have manufactured such CTM and Finished Product. The Net Revenues from any such royalty-bearing licences shall be shared equally between the Parties on the terms of Clause 8.

5.        SECOND DEVELOPMENT PROGRAM

5.1 As soon as practicable following an Ardana Positive Election and a Columbia Positive Election the Parties shall cause the DC to meet to agree the detailed work program for the Second Development Program and the Development Budget for the first Year of the Second Development Program. The Parties agree that in relation to any Clinical Trials to be carried out as part of the Second Development Program:

          5.1.1 Ardana shall be the sole sponsor of and for organising any such Clinical Trials to be carried out in the Ardana Territory and for the Development Costs to be paid in respect thereof (recouping the appropriate share of such Development Costs under the provisions of Clause 5.3) and Ardana shall make all Regulatory Applications in respect of such Clinical Trials or in respect of any subsequent Marketing Authorisation in the Ardana Territory in its own name;

          5.1.2 Columbia shall be the sole sponsor of and for organising any such Clinical Trials to be carried out in the Columbia Territory and for the Development Costs to be paid in respect thereof (recouping the appropriate share of such Development Costs under the provisions of Clause 5.3) and Columbia shall make all Regulatory Applications in respect of such Clinical Trials or in respect of any subsequent Regulatory Approval in the Columbia Territory in its own name.

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5.2       Subject to the provisions of Clause 5.1 each Party shall carry out those tasks and parts of the work program for the Second Development Program allocated to it by the DC provided always that neither Party shall be obliged to commit more FTE to the Second Development Program in any Year than determined under Clause 2.2.4.

5.3 The Parties shall be jointly responsible on a 50:50 basis for all Development Costs incurred by them in carrying out the Second Development Program. Within thirty (30) days of the end of each Quarter each party shall supply the other with a report of the Development Costs paid by it during that Quarter which report shall set out the tasks undertaken (which tasks shall be cross-referenced to the Second Development Program) and the Development Costs paid in relation to such task. Within forty-five (45) days of the end of each Quarter there shall be a reconciliation prepared of the Development Costs incurred during such Quarter by the Parties which reconciliation shall be in the form of an invoice from one Party to the other Party and a balancing payment as necessary by such Party to the other shall be made so that each Party has borne 50% of the Development Cost for that Quarter. For the avoidance of doubt it is declared and agreed that the sharing of Development Costs shall commence from the point that each Party makes a positive election pursuant to Clause 4 and the Parties acknowledge and agree that subject to the provisions of Clause
          3.3 any costs and expenses incurred prior to that date are not chargeable to Development Costs.

5.4 If at the time that the DC seeks ratification of the Development Budget for any Year during the Second Development Program or the FTE commitment for any Year it is not so ratified by either Party's Chief Executive Officer in writing within 3 months of the commencement of the Year to which it relates (such Party's reasonable request for changes to the Second Development Program and consequential changes to the Development Budget or FTE commitment having been acceded to by the other Party) this shall be deemed notice of withdrawal from the Second Development Program by the Party refusing to ratify. Upon any such notice of withdrawal:

          5.4.1 the provisions of Clauses 4.3 and 4.4 shall be deemed to apply such that the continuing Party shall have the fully paid up royalty free worldwide right to continue alone with development, commercialization, marketing, and sale of Candidate Product and any resulting Product;

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          5.4.2     the withdrawing Party shall upon the continuing Party's
                    written request deliver up to the continuing Party all Documents containing any Know How (save for a single copy to be retained for evidential purposes by the withdrawing Party's lawyers), and any other Know How, held by the withdrawing Party relating to the Candidate Product and/or the resultant Product;

          5.4.3 the withdrawing Party shall not use or otherwise exploit in any way, either directly or indirectly the Joint Program IP as it relates to the Candidate Product or any resulting Product in either case for all indications;

          5.4.4 only the continuing Party shall be free to use and exploit all Joint Program IP as it relates to the Candidate Product or any resulting Product in either case for all indications as it sees fit with no obligation to the withdrawing Party in respect thereof provided however that both Parties shall be free to use and exploit all Joint Program IP, except as it relates to the Candidate Product or any resulting Product in either case for all indications, as each sees fit with no obligation to the withdrawing Party in respect thereof;

          5.4.5 if the withdrawing Party is Columbia the licences granted by Columbia to Ardana pursuant to Clause 13.6 shall continue in full force and effect and shall be extended to the Columbia Territory and ROW and Columbia shall do all such acts and things as may be necessary to perfect this obligation and the provisions of Clauses 14.1, 14.3, 14.4, 14.6, and 14.7 shall continue to apply and shall be deemed expanded in scope to place similar obligations on Columbia in relation to non-European Columbia IP owned by Columbia at Ardana's request and sole reasonable expense. In such circumstances Ardana shall assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, under the same terms, obligations, and consequences, and the same standards for maintaining exclusive rights, as set forth in Clause 4.3;

          5.4.6 if the withdrawing Party is Ardana the licence granted by Ardana to Columbia pursuant to Clause 13.7 shall continue in full force and effect and shall be extended to the Ardana Territory and ROW and Ardana shall do all

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                    such acts and things as may be necessary to perfect this
                    obligation and the provisions of Clauses 14.3, 14.6, and
                    14.7 shall continue to apply. In such circumstances Columbia shall assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, under the same terms, obligations, and consequences, and the same standards for maintaining exclusive rights, as set forth in Clause 4.4;

          5.4.7 if the withdrawing Party is Columbia and it has obligations to manufacture and supply CTM and Finished Product under the terms of a Manufacturing and Supply Agreement entered into pursuant to Clause 9 these shall continue;

          5.4.8 the withdrawing Party shall commensurate with legislative and regulatory requirements, transfer to the continuing Party or its nominee all Regulatory Approvals, Marketing Authorisations, Regulatory Applications and other regulatory filings and approvals for Candidate Product or resultant Product in all countries of the territory of the withdrawing Party and any country in the ROW Territory in relation to which the withdrawing Party has been appointed the Responsible Party pursuant to Clause 8. In the event that in any country such a transfer is not possible, the withdrawing Party shall use reasonable endeavours to ensure that the continuing Party has the benefit of the relevant Regulatory Approvals, Marketing Authorisations, Regulatory applications and other regulatory filings and approvals and, to this end, consents to any Governmental Authority cross-referencing to the data and information on file with any Governmental Authority as may be necessary to facilitate the granting of second Marketing Authorisations, applications, regulatory filings and approvals to the continuing Party, and the withdrawing Party agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable the continuing Party (either itself or in conjunction with a third party) freely to develop and sell the Product in substitution for the withdrawing Party; and

          5.4.9 the withdrawing Party shall use its reasonable endeavours to assign to the continuing Party the benefit of any agreement made between the

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                    withdrawing Party, and a sub- licensee in relation to
                    Product in ROW or any agreement between the withdrawing Party and an agent or distributor in any country to which Clause 8.1 relates.

5.5 In the event that during the course of the Development Program the DC identifies a strategic, legal, commercial, safety, efficacy, formulation, scientific or technical reason which means that both Parties wish to abandon the development of the Candidate Product, then this Agreement shall terminate by their mutual agreement to do so (such mutual agreement being said decision of the DC ratified by both the CEO of Ardana and the CEO of Columbia). Following any such termination Ardana shall not use or exploit in any way whatsoever the Columbia IP, and both Parties shall not use or exploit the Joint Program IP in relation to the Candidate Product or resultant Product in either case for any indication without the other Party's prior written consent.

5.6 In the event that the Second Development Program continues to its satisfactory conclusion and filings for Regulatory Approval are made in the Columbia Territory and filings for Marketing Authorisation are made in the Ardana Territory as specified in Clause 5.1 and subsequently such Regulatory Approvals and/or Marketing Authorisations are granted:

          5.6.1 Columbia shall own and hold the Regulatory Approvals for the Columbia Territory and thereafter shall be solely responsible for ensuring that all Applicable Laws and other regulatory or other obligations arising as a result thereof or in relation thereto are met.

          5.6.2 Ardana shall own and hold the Marketing Authorisations for the Ardana Territory and thereafter shall be solely responsible for ensuring that all Applicable Laws and other regulatory or other obligations arising as a result thereof or in relation thereto are met.

          5.6.3 Columbia shall be solely responsible (as between Columbia and Ardana) at its own cost and expense for the Commercialisation of the Product in the Columbia Territory and shall have the exclusive benefit of all revenues generated in relation thereto. It is agreed that whilst the final decision on

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                    Packaging and Labelling shall be Columbia's, the Packaging and Labeling will be marked with all relevant patent numbers in each country of the Territory, as may be required by local patent law or practice or otherwise permitted under Applicable Law and the MAs.

          5.6.4 Ardana shall be solely responsible (as between Ardana and Columbia) at its own cost and expense for the Commercialisation of the Product in the Ardana Territory and shall have the exclusive benefit of all revenues generated in relation thereto. It is agreed that whilst the final decision on Packaging and Labelling shall be Ardana's, the Packaging and Labeling will be marked with all relevant patent numbers in each country of the Territory, as may be required by local patent law or practice or otherwise permitted under Applicable Law and the MAs.

          5.6.5 As and when any variation to any Regulatory Approval or Marketing Authorisation is made each Party shall supply a copy thereof to the other Party.

          5.6.6 The Parties shall co-ordinate and liaise with each other in connection with Commercialisation of the Product in the Ardana Territory and Columbia Territory respectively and shall establish a separate committee for this purpose. In particular but not limiting the foregoing each party shall supply details of its Commercialisation Know How to the other. The Commercialisation Committee:

                    (a)  shall be constituted as specified in Clause 2.1.1;

                    (b) shall be purely a co-ordination, liaison and communication forum and shall not be a decision making body (all decisions about Commercialisation being reserved exclusively to Ardana in respect of the Ardana Territory and Columbia in respect of the Columbia Territory);

                    (c)  shall meet as specified in Clauses 2.2.1 and 2.1.3; and

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                    (d)  shall be a channel for communication between the
                         Parties requesting amendments to this Agreement (if any such requests are made) so that Commercialisation by such Party can occur in the most tax efficient manner for such Party.

5.7 Each Party shall be responsible for acquiring any and all Trade Marks for Product(s) in their respective territory and shall have sole responsibility for selection, clearance and registration of said Trade Marks in such territory provided always that the Parties shall liaise with each other in relation thereto. The Parties agree that, for Trade Marks owned jointly by the Parties or owned by one Party and used by or on behalf of the other Party, the Party using the Mark will ensure that the manner, form, and quality of all use of such Trade Marks will be at the approval of at least one Party owner of the Marks, which approval shall not be unreasonably withheld.

5.8 If at any time following First Commercial Sale by Columbia in the Columbia Territory or by Ardana in the Ardana Territory either of them should decide to withdraw the Product from such territory on a permanent basis for whatever reason they shall give 90 days written notice of the same to the other Party and this shall be deemed a notice of withdrawal under Clause 5.4 and if the other Party so wishes it shall have the exclusive 90 day right to run from the date of receipt of such written notice and exercisable by notice in writing to the withdrawing Party to take over such territory on the terms of Clauses 5.4.1 to 5.4.9 respectively. If the other Party does not exercise such right by issuing such a notice before the end of such 90 day period the withdrawing party shall be free to solicit interest from other Third Party licensees in respect of such territory and if any such Third Party is ultimately appointed the withdrawing Party shall pay the other Party [***].

5.9 During the period of the Second Development Program neither Party shall have any right to develop the Candidate Product for any indication other than those indications determined by the DC.

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6.        development obligations

6.1 Each Party shall carry out its part of the Development Program in the following manner:

          6.1.1 with all reasonable due diligence and using reasonable efforts to ensure that appropriate levels of experience and expertise and personnel are contributed to conduct the Development Program in a timely and cost-effective manner;

          6.1.2 in accordance with GLP, GCP and cGMP or other Applicable Laws where so permitted (including obtaining any and all ethics committee approvals required and utilising investigator driven studies where appropriate) and during the Second Development Program in accordance with the pharmacovigilance procedures established by the DC; and

          6.1.3 keeping or causing to be kept detailed written laboratory notebooks and other records and reports of the progress of its part of the Development Program in sufficient detail and in good scientific manner for all purposes including patent purposes, especially in accordance with practice within the USA. Such notebooks and other records must properly reflect all work done on the Development Program and the results achieved thereunder.

6.2 Each Party shall have the right to sub-contract the whole of or part of its part of the Development Program provided always that the appointment of any sub-contractor shall be on the following terms:

          6.2.1 the Party in question shall be responsible for all acts and omissions of the sub-contractor as if performed by the Party;

          6.2.2 the Party in question shall pay the sub-contractor for work carried out by the subcontractor (and for the avoidance of doubt such payment shall form part of the Development Costs);

          6.2.3 that as between the Party and the sub-contractor, all results emerging from such work and any related intellectual property shall vest in such Party; and

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          6.2.4     that the sub-contractor shall be obligated in terms the same as Clause 16 (Confidentiality) of this Agreement.

7.        OBLIGATIONS OF THE PARTIES

7.1 Upon and subject to the terms and conditions of this Agreement and only in the circumstances of a Columbia Positive Election and an Ardana Positive Election, each Party hereby agrees:

          7.1.1 at its sole cost and expense, to be responsible for obtaining all necessary permissions, consents and licences (other than the MAs), required to Commercialize the Finished Product in each country in its Territory under any Applicable Law, including without limitation, any import approvals, wholesale dealer's licenses and pricing and reimbursement approvals. Each of the Parties agrees to reasonably cooperate with the other in obtaining any such additional necessary authorizations and approvals required to launch the Finished Product in each country in the such other Party's Territory;

          7.1.2 to provide the other Party with reasonable assistance in relation to any questions or issues raised by any Governmental Authority in the other Party's Territory relating to Finished Product or any application for Marketing Authorisation;

          7.1.3 to establish and maintain at its own cost and expense a scientific service for scientific information relating to the Product and to liaise with the other Party in relation to any enquiries made to such service;

          7.1.4 to maintain the MAs received in relation to its Territory, including by filing variations to such MAs as necessary;

          7.1.5 to provide the other Party with reasonable advance notice of all material meetings or calls with Governmental Authorities relating to the MAs. A maximum of 2 personnel from the other Party may attend such meetings or calls at its own cost and expense;

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          7.1.6     the holder of the MA in each Territory to comply with the
                    content and terms of all MAs and any Applicable Law;

          7.1.7 use its reasonable commercial efforts to promote, market and sell the Finished Product, in each country within its Territory launching the same in such country [***] of both Marketing Authorisation and any relevant pricing and/or reimbursements approvals being obtained in such country (provided that it is acknowledged that the decision to launch prior to such approvals shall be in the Party's sole discretion) and use its reasonable commercial efforts to obtain any relevant pricing approvals in the countries where such approval is required;

          7.1.8 to keep the Commercialization Committee informed of the Commercialization of the Finished Product in the Territory (including but not limited to sales of the Finished Product) by way of a monthly written report detailing the level of sales made during the previous month (as reasonably available to the Party at the time of compiling such report) and summarising any material developments relating to Product during the previous month (for example obtaining pricing and/or reimbursement approval in a particular country in the Territory). Such report shall be submitted within thirty (30) days of the end of each calendar month. Each Party shall also promptly inform the Commercialization Committee of any other information that it now has or which it may receive in the future which in its opinion is likely to be of interest, benefit, or use to the other Party in relation to the sale of the Finished Products;

          7.1.9 to investigate promptly all significant customer complaints or reports of incidents relating to the Finished Product affecting quality of which it has knowledge and co-operate in the handling of such complaints and in accordance with Clause 10.1;

          7.1.10 to keep the other Party informed in a timely manner of any information brought to its attention which in its reasonable judgment could lead to a variation of the MA, SmPC, Packaging or Labelling (subject to any

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                    overriding provisions of the pharmacovigilance procedures
                    agreed pursuant to Clause 2.2.15);

          7.1.11 retain and archive all documentation relating to the Product, including, in particular, documentation relating to regulatory matters and to clinical trials of Product;

          7.1.12 each Party shall be responsible for setting the sales price of Finished Product in its Territory;

          7.1.13 each Party shall during the Term of this Agreement fulfil all of its obligations and covenants hereunder in a manner that is consistent with Good Industry Practice;

          7.1.14    a Party shall not:

                    7.1.14.1 advertise the Finished Product or canvass or solicit orders for the Finished Product outside its Territory; or

                    7.1.14.2 open branches for the sale of the Finished Product outside its Territory; or

                    7.1.14.3 maintain distribution depots for the Finished Product outside its Territory.

          7.1.15 it shall not during the term of this Agreement without the other Party's prior written approval (not to be unreasonably withheld) seek to develop, distribute or sell anywhere in the World outside its own Territory a 'B'-adrenergic agonist based product that would compete with the Product.

7.2 Ardana affirms that it is familiar with the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended by the Foreign Corrupt Practices Act Amendments of 1988 and as may be further amended and supplemented from time to time ("FCPA"). Ardana warrants, covenants, represents and agrees that, in connection with the performance of this Agreement or with the sale of any Product, neither Ardana nor any of its principals, employees or agents will perform any act that may constitute a violation of the FCPA or that may cause a violation under the FCPA by Ardana or Columbia. Ardana shall certify the accuracy and veracity of the

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          foregoing representation and warranty from time to time in writing, as
          Columbia shall request.

8.        REST OF THE WORLD TERRITORY

8.1 The Parties agree that no action shall be taken in relation to the development and/or Commercialisation of Candidate Product or resultant Product in ROW until after the Point of Proof of Principle and an Ardana Positive Election and a Columbia Positive Election. For [***] following the expiry of the [***] period to which Clause 4.1 provides each Party shall have the right to bid by giving written advice to the other for any country of ROW to be added to its Territory. In the event of such a bid the Parties shall seek to negotiate and agree the commercial and financial terms therefor within [***] following the expiry of the second [***] period and assuming that such agreement is reached the country or countries in question shall be added to the relevant Territory on the basis of such agreed terms.

8.2 Either following such bidding and agreement procedure or following the expiry of the ninety (90) day period to which Clause 4.1 refers in the event that neither Party invokes the bidding procedure, as the case may be, the Parties shall consult with each other and shall agree upon and nominate one of the Parties as Responsible Party to seek a licensee to develop, use, import, have imported, market, distribute and sell or have marketed, distributed and sold Candidate Product and resultant Product in all remaining territories of ROW.

8.3 Such Responsible Party shall use its reasonable endeavours to find an appropriate Third Party and structure, negotiate and reach agreement with such ROW Partner on the basis that:

          8.3.1 each Party shall grant to the ROW Partner the necessary licences under the Columbia IP and Joint Program IP which the ROW Partner will require to develop and Commercialise Candidate Product and resultant Product in the ROW Territory (or part thereof);

          8.3.2 the ROW Partner agrees to make available to Ardana and Columbia all ROW Partner IP (especially Know How being clinical data);

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          8.3.3     the ROW Partner agrees to appropriate provisions envisioned in Clause 8.4 relating to a Co-ordination Committee;

          8.3.4 the ROW Partner shall be responsible for all Commercialisation Costs in relation to ROW;

          8.3.5 Columbia either itself or through a Third Party manufacturer shall arrange for the manufacture of CTM and/or Finished Product for the ROW Partner and shall supply to the ROW Partner its requirements for such CTM and/or Finished Product at a price equal to [***];

          8.3.6     Ardana and Columbia share [***].

          Notwithstanding that the Responsible Party seeks such ROW Partner and negotiates such agreement both Parties shall enter into the agreement appointing such ROW Partner.

8.4 Ardana and Columbia agree that in relation to the development and Commercialisation of the Candidate Product in the Columbia Territory and territories added under Clause 8.1 by Columbia, in the Ardana Territory and territories added under Clause 8.1 by Ardana and in ROW by the ROW Partner(s) co-ordination of their activities and sharing of clinical data will be of paramount importance. As part of the appointment of a ROW Partner (with appropriate terms being included in the licensing agreement entered into with such ROW Partner) the Parties shall cause to be established a Co-ordination Committee. The Co-ordination Committee shall be a means of the Parties managing the activities of the ROW Partner and linking these activities into the global clinical development and regulatory strategy established by the DC.

9.        MANUFACTURE

9.1 Until the Point of Proof of Principle all quantities of CTM required by Ardana shall be supplied by Columbia free of charge. In the event of an Ardana Positive Election and a Columbia Positive Election, or an Ardana Positive Election and a Columbia Negative Election, all quantities of CTM required by DC or Ardana for Clinical Trials shall be supplied by Columbia on the financial terms of Clause 9.3 or Clause 9.4,

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          respectively until a full Manufacturing and Supply Agreement between the Parties as contemplated in Clause 9.3 and 9.4 is executed. Columbia shall manufacture such CTM to Specification and shall carry out the QA Tests. The CTM shall be supplied to ARDANA Ex Works a site in the European Union (Ex Works as defined in INCOTERMS 2000). Upon taking delivery of each shipment of CTM Ardana may also carry out any relevant parts of the QA Tests and any CTM found by Ardana not to meet Specification shall upon reasonable evidence being furnished to Columbia by Ardana shall be replaced as soon as reasonably practicable by Columbia free of charge.

9.2 DC shall provide Columbia with a written forecast of DC's requirements of CTM until the Point of Proof of Principle promptly following the Commencement Date which forecast shall be reviewed and updated by DC Quarterly.

9.3 In the event of an Ardana Positive Election and a Columbia Positive Election Columbia within 60 days thereafter shall give written notice, together with a draft Manufacturing and Supply Agreement, to Ardana that Columbia or one of its Affiliates will manufacture and supply, or arrange for the manufacture and supply of, all quantities of CTM required by DC for Clinical Trials and will manufacture and supply all quantities of Finished Product required by Ardana for sale for [***] (or such additional time as required to qualify a second manufacturer in accordance with Good Industry Practice) after First Commercial Sale the financial terms of which Manufacturing and Supply Agreement shall be that the supply shall be made at a price equal to [***] therefor on terms of delivery Ex Works (INCOTERMS 2000) a site in European Union (such price to be an element of Development Cost during the period of the Second Development Program).

9.4 In the event of an Ardana Positive Election and a Columbia Negative Election Columbia shall within 60 days thereafter give written notice, together with a draft Manufacturing and Supply Agreement, to Ardana that Columbia or one of its Affiliates will themselves manufacture and supply all quantities of CTM required by Ardana for Clinical Trials at a price equal to [***] therefor on terms of delivery Ex Works (INCOTERMS 2000) a site in European Union and will manufacture and supply, or arrange for the manufacture and supply of, all quantities of Finished
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          Product required by Ardana for sale for [***] (or such additional time as required to qualify a second manufacturer in accordance with Good Industry Practice) after First Commercial Sale the financial terms of which Manufacturing and Supply Agreement shall be that the supply shall be made at a price equal to [***] therefor on terms of delivery Ex Works (INCOTERMS 2000) a site in European Union (such price to be an element of Development Cost during the period of the Second Development Program).

9.4 In the event of an Ardana Positive Election and a Columbia Negative Election Columbia shall within 60 days thereafter give written notice, together with a draft Manufacturing and Supply Agreement, to Ardana that Columbia or one of its Affiliates will themselves manufacture and supply all quantities of CTM required by Ardana for Clinical Trials at a price equal to [***] therefor on terms of delivery Ex Works (INCOTERMS 2000) a site in European Union and will manufacture and supply, or arrange for the manufacture and supply of, all quantities of Finished

          Product required by Ardana for sale for [***] (or such additional time as required to qualify a second manufacturer in accordance with Good Industry Practice) after First Commercial Sale the financial terms of which Manufacturing and Supply Agreement shall be that the supply shall be made at a price equal to [***] such price to be based on delivery terms Ex Works (INCOTERMS 2000) a site in the European Union.

9.5 If Columbia gives Ardana notice under Clause 9.3 or 9.4, the Parties shall negotiate in good faith the terms of a manufacturing and supply agreement that includes the financial terms set forth in Clause 9.3 or
          9.4 ("Manufacturing and Supply Agreement"), respectively using their commercially reasonable efforts to conclude and execute the same within 90 days of the date of Columbia's written notice under Clause
          9.3 or 9.4 respectively.

9.6 A term of any Manufacturing and Supply Agreement shall be that Columbia shall use its commercially reasonable efforts to establish or have established a second manufacturing site for the Finished Product.

10.       REGULATORY AND OTHER MATTERS

10.1 In circumstances of a Columbia Positive Election and an Ardana Positive Election:

          10.1.1 each Party agrees to keep the other Party informed, commencing within two (2) working days of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Governmental Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, or (b) which indicates or suggests a potential material liability for either Party to third parties arising in connection with any Product.

          10.1.2 each Party agrees to keep the other Party regularly informed of all material correspondence and communications with any Governmental Authority in its Territory concerning the manufacture, Specification, quality, Packaging or labeling of the Finished Product.

10.2 If either Party is advised by its legal advisers that it must communicate with any Governmental Authority in its Territory on any matter the subject of Clause 10.1,

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          such Party shall so advise the other Party immediately and, unless prohibited by Applicable Law, such Party shall provide the other Party in advance with a copy of any proposed written communication with any such Governmental Authority and shall comply with any and all reasonable directions of the other Party concerning any meeting or written or oral communication with such Governmental Authority.

11.       PAYMENTS AND AUDIT PROCEDURES

11.1 In consideration of Columbia entering into this Agreement Ardana shall make the following payments to Columbia:

          11.1.1    $250,000 within thirty days of the Commencement Date;

          11.1.2 $250,000 within thirty days of the successful outcome of the first Clinical Trial for Candidate Product as specified in the First Development Program.

11.2 Each Party shall keep and shall procure that its Affiliates, agents, distributors and sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to the other Party pursuant to this Agreement, and in particular but without limitation data relating to the calculation of Net Revenues and Development Costs. Those records and books of account shall be kept for seven (7) years following the end of the Year to which they relate. Upon a Party's (the "Assessing Party") written request a firm of independent accountants appointed by approval of the Parties which approval shall not be unreasonably delayed or withheld, shall carry out an audit procedure in relation to the other party (the "Assessed Party") and:

          11.2.1 such firm of accountants shall be given access to and shall be permitted to examine and copy such books and records upon twenty (20) Business Days notice having been given by the Assessing Party and at all reasonable times on Business Days for the purpose of certifying to the Assessing Party that the Net Revenues and Development Costs calculated by the Assessed Party its Affiliates and/or agents, distributors or licensees during any Year was calculated currently in accordance with this Agreement and if such certification cannot be given specifying the reasons why which will enable the Parties to recalculate the relevant sums;

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          11.2.2    prior to any such examination taking place, such firm of
                    accountants shall undertake to the Assessed Party in a deed that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including the Assessing Party, but shall only use the same for the purpose of the calculations which they need to perform in order to issue the certificate to the Assessing Party which this Clause
                    11.2 envisages;

          11.2.3 any such access examination and certification shall occur no more frequently than once per year and will not go back over records more than two (2) years old unless a discrepancy is found;

          11.2.4 the Assessed Party shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

          11.2.5 if the certification shows that the Assessed Party has not calculated the Net Revenues and Development Costs correctly the Parties shall forthwith recalculate these sums and any monies which such recalculation shows as being due and owing by one Party to the other shall be paid by that Party. The cost of the accountant shall be the responsibility of the Assessed Party if the recalculation shows the Assessed Party's previous figures supplied to the Assessing Party to be inaccurate by more than five per cent (5%) and the responsibility of the Assessing Party otherwise.

11.3 All payments under the terms of the Agreement are expressed to be exclusive of value added tax howsoever arising.

11.4 Unless otherwise approved or reasonably directed in writing by the Parties, all payments made by the Parties shall be made in United States dollars. All cost of foreign currency conversion to United States dollars shall be paid by the party making the payment without deductions for taxes, assessments, fees or charges of any kind. All payment amounts shall be converted to United States dollars on the last business day of each calendar month. Any necessary currency conversions shall be made using the United States dollar buying price quoted for such conversion into United States

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          dollars in the Wall Street Journal on the last business day of each month wherein the conversion takes place.

11.5 All payments made to Ardana under the Agreement shall be made by telegraphic transfer to the account of Ardana Bioscience Limited at:

          [***]

          Account Name:                [***]
          Account code:                [***]
          Sort Code:                   [***]
          SWIFT Code:                  [***]

          or any other bank account that may be notified by Ardana to Columbia from time to time.

11.6 All payments made to Bermuda under the Agreement shall be made by telegraphic transfer to the account of Bermuda at:

          [***]

          Account Name:                [***]
          Account Code:                [***]
          ABA Code:                    [***]

          or any other bank account that may be notified by Bermuda to Ardana from time to time.

11.7 All payments made to COB under the Agreement shall be made by telegraphic transfer to the account of COB at:

          [***]

          Account Name:                [***]
          Account Code:                [***]
          ABA Code:                    [***]

          or any other bank account that may be notified by COB to Ardana from time to time.

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11.8      If either Party fails to make any payment to the other Party hereunder on the due date for payment without prejudice to any other right or remedy available to that Party, that Party expecting payment shall be entitled to charge the other Party interest (both before and after judgement) on the amount unpaid at the base rate of the Bank of England from time to time or any successor rate thereto plus five per cent (5%) calculated on a daily basis until payment in full is made without prejudice to that Party's right to receive payment on the due date.

12.       INTELLECTUAL PROPERTY - OWNERSHIP

12.1 Columbia owns or shall own the Columbia IP and during the period of this Agreement shall not assign, transfer, mortgage, charge or otherwise dispose of the same in any manner that curtails the rights and licenses granted in this Agreement to Ardana, without the prior written consent of Ardana. Subject to the licences granted to Ardana hereunder and the other provisions of this Agreement Columbia shall be free to use, exploit, and dispose of the Columbia IP without obligation to Ardana.

12.2 Any and all Joint Program IP shall vest in and be owned by Ardana and Columbia jointly in equal undivided shares and neither Party shall have the right to themselves use or to licence a Third Party the right to use the Joint Program IP except as expressly set out in this Agreement. Neither Party shall during the period of this Agreement assign, transfer, mortgage, charge or otherwise dispose of or encumber the same without the prior written consent of the other.

12.3 The Party proceeding to develop the Product alone under the provisions of Clauses 4.3, 4.4, 5.4.1, 18.4.1 or 18.5.1 shall be the sole and exclusive owner of all right, title and interest in and to the Solely Owned IP.

12.4 Both Parties shall do all such acts and things and shall execute all such deeds and documents as are necessary to give full effect to the provisions of Clause 12.1, 12.2, or 12.3, as applicable.

13.       INTELLECTUAL PROPERTY - LICENCES AND CONTRACTUAL EXCLUSIVITY

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13.1      Columbia hereby grants to Ardana a sole worldwide sub-licensable licence under the Columbia IP only for the purposes of carrying out the First Development Program. Columbia and Ardana hereby grant to each other the sub-licensable right for each other and their Affiliates to use the Joint Program IP for the purposes of carrying out the First Development Program.

13.2 If Ardana makes an Ardana Positive Election and Columbia makes a Columbia Positive Election pursuant to Clause 4 Ardana hereby grants to Columbia an exclusive fully paid up royalty free licence with the right to sub-license in accordance with Clause 13.3 in the Columbia Territory under Ardana's interest in the Joint Program IP to use the same as may be necessary in connection with the Second Development Program and to develop, have developed, make, have made, anywhere in the world, and to import, have imported, market, distribute and sell and have marketed, distributed and sold the Product only in the Columbia Territory.

13.3 Columbia shall be entitled to sublicense the rights granted to it under Clause 13.2 to any Affiliate and to Third Parties provided that Columbia has notified Ardana of the identity of any intended sublicensee (including in circumstances where the sublicensee is an Affiliate of Columbia, other than COB) and provides Ardana with a copy of any such sublicence at the same time as it is made. Columbia shall only have the right to sub-license any such rights on the basis that Columbia shall notify Ardana of the identity of any proposed third party licensee and Ardana shall have thirty (30) days to approve such licensee (which approval shall not be unreasonably withheld) and provided that the terms of appointment of such licensee shall prevent the further appointment of sub-licensees without first obtaining Ardana's prior written approval (which approval may be withheld by Ardana in its sole discretion). Notwithstanding this permission to sub-license Columbia shall remain responsible for all of its obligations hereunder and if the acts or omissions of any such sublicensee cause Columbia to be in breach of this Agreement Columbia shall be responsible therefor (with all the express consequences provided for under this Agreement and any implied consequences) regardless of any remedy which Columbia may have against the sublicensee for breach of the sublicence. In particular but without limitation, Columbia shall ensure that any sublicensee performs its financial obligations under that sublicence and Columbia indemnifies Ardana against any and all loss, damage,

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          cost or expense which Ardana may incur as a result of failure by a sublicensee of Columbia to perform such obligations.

13.4 If Ardana makes an Ardana Positive Election and Columbia makes a Columbia Positive Election pursuant to Clause 4 Columbia hereby grants to Ardana an exclusive fully paid-up, royalty-free licence with the right to sublicence in accordance with Clause 13.5 in the Ardana Territory under the Columbia IP and under Columbia's interest in the Joint Program IP in both cases such licence being to use the same as may be necessary in connection with the Second Development Program and to develop, have developed, make, have made, anywhere in the world, and to import, have imported, market, distribute, sell and have marketed, distributed and sold the Product only in the Ardana Territory. Ardana undertakes and agrees that unless and until it exercises its right to manufacture or have manufactured Product and/or Finished Product under the provisions of or following the consequences of Clauses 18.5.6 and 18.6 of this Agreement it shall not utilise the license granted to it under this Clause 13.4 to manufacture or have manufactured Product and/or Finished Product but instead shall obtain all of its requirements for the same from Columbia on the terms of Clause 9 of this Agreement.

13.5 Ardana shall be entitled to sublicense the rights granted to it under Clause 13.4 to any Affiliate and to Third Parties provided that Ardana has notified Columbia of the identity of any intended sublicensee (including in circumstances where the sublicensee is an Affiliate of Ardana) and provides Columbia with a copy of any such sublicence at the same time as it is made. Ardana shall only have the right to sub-license any such rights on the basis that Ardana shall notify Columbia of the identity of any proposed third party licensee and Columbia shall have thirty (30) days to approve such licensee (which approval shall not be unreasonably withheld) and provided that the terms of appointment of such licensee shall prevent the further appointment of sub-licensees without first obtaining Columbia's prior written approval (which approval may be withheld by Columbia in its sole discretion). Notwithstanding this permission to sub-license Ardana shall remain responsible for all of its obligations hereunder and if the acts or omissions of any such sublicensee cause Ardana to be in breach of this Agreement Ardana shall be responsible therefor (with all the express consequences provided for under this Agreement and any implied

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          consequences) regardless of any remedy which Ardana may have against the sublicensee for breach of the sublicence. In particular but without limitation, Ardana shall ensure that any sublicensee performs its financial obligations under that sublicence and Ardana indemnifies Columbia against any and all loss, damage, cost or expense which Columbia may incur as a result of failure by a sublicensee of Ardana to perform such obligations.

13.6 If Ardana makes an Ardana Positive Election pursuant to Clause 4 but Columbia makes and does not reverse a Columbia Negative Election pursuant to Clause 4 Columbia hereby grants to Ardana a worldwide exclusive fully paid-up, royalty-free, sub-licensable licence under the Columbia IP and under Columbia's interest in the Joint Program IP only to develop or have developed Candidate Product for all indications and to make, have made, use, import, have imported, market, distribute, sell and have marketed, distributed and sold the Product for all indications. Ardana undertakes and agrees that unless and until it exercises its right to manufacture or have manufactured Product and/or Finished Product under the provisions of or following the consequences of Clauses 18.5.6 and 18.6 of this Agreement it shall not utilise the license granted to it under this Clause 13.6 to manufacture or have manufactured Product and/or Finished Product but instead shall obtain all of its requirements for the same from Columbia on the terms of Clause 9 of this Agreement.

13.7 If Columbia makes a Columbia Positive Election pursuant to Clause 4 but Ardana makes and does not reverse an Ardana Negative Election pursuant to Clause 4, Ardana hereby grants to Columbia a worldwide exclusive, fully paid-up, royalty-free worldwide, sub-licensable licence under Ardana's interest in the Joint Program IP only to develop or have developed Candidate Product for all indications and to make, have made, use, import, have imported, market, distribute and sell and have marketed, distributed and sold Product for all indications.

13.8 The Parties shall do all such acts and things and shall execute all such deeds and documents as may be necessary or desirable to register any of the foregoing licences at local patent offices.

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13.9      Each Party shall, and shall procure that its Affiliates shall, during the Term promptly refer to the other Party (or as the other Party shall direct) all enquiries they receive for Finished Product for sale or ultimate delivery within the other Party's Territory.

13.10 Each Party shall exercise its rights conferred under this Clause 13 as principal and it shall not sell or otherwise dispose of Finished Product on behalf of, or in the name of the other Party or any of its Affiliates.

13.11 Each Party shall not claim any agency or other relationship which indicates any authority to bind the other Party or its Affiliates contractually or incur liabilities on behalf of the other Party or its Affiliates.

14.       INTELLECTUAL PROPERTY - PROSECUTION, MAINTENANCE AND ENFORCEMENT

14.1 Columbia shall at its own cost and expense be solely responsible for the filing, prosecution and maintenance of the Columbia Patent Rights in the Ardana Territory, and shall use its reasonable efforts to prosecute all patent applications forming part of Columbia Patent Rights in all countries of the Ardana Territory, to the extent such Patent Rights are subject to the licenses granted Ardana in this Agreement (including the conduct of any disputes or proceedings relating to them including any opposition, reissue, re-examination, or proceedings). Columbia will take account of Ardana's interest hereunder when making any submission to a patent in relation to the Columbia Patent Rights in the Ardana Territory.

          14.1.1 In the event that Columbia declines to pay the official fee to maintain any issued Columbia Patent Rights necessary to maintain the licenses granted Ardana in the Ardana Territory, Columbia shall provide Ardana with written notice thereof prior to the expiration of any deadline relating to such activities, but in any event at least twenty (20) Business Days prior notice. In such circumstances Ardana shall have the right to decide, with reason and with written notice thereof at least five (5) Business Days prior to the deadline, to require Columbia to pay such fee to maintain such Columbia Patent Rights in Columbia's own name and expense and Columbia shall do so.

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          14.1.2    In the event that Columbia declines to file or, having
                    filed, declines to further prosecute and maintain any pending Columbia Patent Rights necessary to maintain the licenses granted Ardana in the Ardana Territory, Columbia shall provide Ardana with written notice thereof prior to the expiration of any deadline relating to such activities, but in any event at least thirty-five (35) Business Days prior notice. In such circumstances Ardana shall have the right to decide, with reason and with written notice at least thirty (30) Business Days prior to the deadline, that Columbia should continue to file or prosecute such Columbia Patent Rights. Columbia shall then have the option to decide, with at least twenty (20) Business Days notice to Ardana, to:

                    14.1.2.1 continue to file or prosecute such Columbia Patent Rights in Columbia's own name and expense; or

                    14.1.2.2 allow Ardana reasonably to file or prosecute such Columbia Patent Rights in Columbia's name and at Columbia's reasonable expense using counsel of Ardana's own choice, in which instance Ardana shall invoice Columbia for such expenses within 30 days of the end of each Quarter, such invoice to be payable within 30 days.

14.2 Each Party shall disclose to the other Party any invention arising pursuant to the Development Program, such disclosures to be provided within twenty (20) Business Days after the Party determines that an invention has been made. Such disclosures shall be treated as Confidential Information. The DC shall confirm, subject, if needed, to advice from each of Columbia's and Ardana's patent counsel, whether the invention falls within Columbia IP or Joint Program IP. If the invention falls within Columbia IP the provisions of Clause 14.1 shall then apply. If the invention falls within Joint Program IP, the DC shall decide, subject to advice from each of Columbia's and Ardana's patent counsel, whether to file for Patent Rights applications claiming such invention. In the event Patent Rights are not filed on such invention disclosures by either Party, such invention disclosures shall be considered Joint Program Know How. If the DC decides that a filing for Joint Program Patent

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          Rights should be made Ardana shall during the period of the
          Development Program be the Responsible Party in relation to the preparation, filing, prosecution and maintenance of such Joint Program Patent Rights and for conducting any interferences, oppositions, reexaminations, reissues, revocations or requests for patent term or SPC extensions relating thereto, subject to Columbia's right to at least 30 days advance notice, with copies, of all proposed filings and proposed correspondence, as well as an opportunity for input regarding all such matters, and prompt copies of all actual filings and correspondence. Subject always to the provisions of Clause 8.3.4 all costs and expenses associated with such Joint Program Patent Rights incurred during the period of the Development Program shall be considered part of Development Costs. Thereafter and subject always to the provision of Clause 8.3.4 in the event of an Ardana Positive Election and a Columbia Positive Election Ardana shall be the Responsible Party in relation to the Ardana Territory and all costs and expenses incurred in relation to the Ardana Territory shall be the sole responsibility of Ardana and Columbia shall be the Responsible Party in relation to the Columbia Territory and all costs and expenses incurred in relation to the Columbia Territory shall be the sole responsibility of Columbia. The Responsible Party promptly shall provide copies of all correspondence with the respective patent office to the other Party and shall use reasonable efforts to keep the other Party informed of the progress of such prosecution. No filing for or Joint Program Patent Rights shall be abandoned by the Responsible Party unless both Parties have agreed to such action; otherwise, the abandoning Responsible Party will transfer the filing or Joint Program Patent Rights to the other Party, at the other Party's request.

14.3 If either Party learns of any infringement or threatened infringement by a Third Party of Columbia IP or Joint Program IP then such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement. In the case of Columbia learning of such infringement or threatened infringement of Columbia IP the obligation set out in this Clause 14.3 shall only apply where Columbia reasonably believes the infringement or threatened infringement to be relevant to Ardana's licenses pursuant to this Agreement.

14.4 In the event of an infringement of the Columbia Patent Rights (to the extent licensed to Ardana) and/or Joint Program IP by a third party in the Ardana Territory, Columbia

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          shall have first right to bring any action or proceedings, and shall have sole control of the conduct of any such proceedings, including, the right to settle them, provided such settlement does not adversely affect Ardana's rights and interests within the Ardana Territory in accordance with the following:

          14.4.1 as an exclusive licensee to the Joint Program IP and to certain portions of the Columbia Patent Rights in the Ardana Territory, Ardana at its election shall have the right to be joined as a co-plaintiff and to be separately represented by counsel of its own choice and at its own cost and expense. In such a situation, if Columbia and Ardana succeed in any such proceedings in relation to an infringement in the Ardana Territory, whether at trial or by way of settlement, in obtaining a financial payment to Columbia and/or Ardana with respect to the Joint Program IP or to the portion of the Columbia Patent Rights licensed to Ardana:

                    14.4.1.1 Columbia shall first deduct for itself all of its costs and expenses incurred in relation to such proceedings; and

                    14.4.1.2 Ardana shall then be entitled for itself all of its costs and expenses incurred in relation to such proceedings; and

                    14.4.1.3 either if in such proceedings a court has allocated damages to Columbia and Ardana respectively each shall be entitled to retain such damages within the Ardana Territory subject to the provisions of sub-clauses 14.4.1.1 and 14.4.1.2 or, if in such proceedings a court has not so allocated damages within the Ardana Territory the

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                    Parties shall share such damages related to Ardana's
                    licenses [***], subject to the provisions of sub-clauses
                    14.4.1.1 and 14.4.1.2;

          14.4.2 If Ardana elects not to be joined as a co-plaintiff and not to be separately represented, Ardana shall, at Columbia's reasonable request and expense, provide Columbia with reasonable assistance in relation to such action or proceedings in the Ardana Territory. If Columbia succeeds in any such proceedings in relation to an infringement in the Ardana Territory, whether at trial or by way of settlement, in obtaining a financial payment to Columbia, Columbia shall first deduct for itself all of its costs and expenses incurred in relation to such proceedings in the Ardana Territory, and, in the event of any balance remaining in relation to the Ardana Territory, [***] shall be allocated to Columbia and [***] to Ardana;

          14.4.3 If Columbia fails to institute an action or proceeding in relation to an infringement in the Ardana Territory for more than ninety (90) days from becoming aware of the infringement pursuant to this Clause 14.4 and if Ardana wishes to do so, Ardana shall so notify Columbia and Ardana shall have the right to do so and Columbia shall do all such acts and things at Ardana's cost and expense as Ardana shall reasonably request to assist Ardana in such proceedings, including, lending its name to such proceedings. Ardana shall have sole control of the conduct of any such proceedings, including the right to settle them, provided such settlement does not adversely affect Columbia's rights and interests outside of the Ardana Territory, provided that Columbia, at its election, shall have the right to be joined as a co-plaintiff and to be separately represented by counsel of its own choice and at its own cost and expense, and the terms of Clauses 14.4.1 and 14.4.2 with regard to Ardana shall be applicable to Columbia, provided that if Columbia does not elect to join the proceeding as a co-plaintiff, Ardana shall be entitled to retain [***] of the damages in relation to the Ardana Territory. At Ardana's reasonable request and expense, Columbia shall do all such acts and things and sign all such documents as may be necessary to give Ardana the full benefit of this Clause 14.4.3.

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14.5      As of and after the Commencement Date on an ongoing basis, each Party shall have disclosed, and will promptly disclose to the other Party any Patent Rights owned by or licensed to the disclosing Party, other than Joint Program Patent Rights as well as any Third Party Patent Rights that are or become known to it that claim or disclose Candidate Product or Product, processes relating to the manufacture thereof or methods for their use, or otherwise are relevant to the collaboration established hereunder. In the event that any such Third Party Patent Rights are identified the cost of any freedom to operate searches and analyses with respect to Candidate Product and Products will be chargeable to Development Costs and the Parties will agree through the DC on an allocation of responsibilities between themselves regarding such searches and analyses.

14.6 Each Party shall promptly take all necessary steps to facilitate the other's application (made either on the other's own initiative or upon request by the first Party ) for extensions to the term of Columbia Patent Rights, and/or Joint Program IP in any country including applications for supplementary protection certificates and patent term extensions for the same in respect of Products. Each Party shall use its best efforts to obtain any and all such extensions to the extent permitted by law or regulation.

14.7 If during or after the Term of this Agreement, either Party receives any notice, claim or proceedings from any third party alleging infringement of that third party's intellectual property rights by reason of any Party's activities in relation to this Agreement, then:

          14.7.1 the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding;

          14.7.2    neither Party shall make any admission of liability;

          14.7.3 the Parties shall consult with each other, taking advice from their patent attorney as to whether they consider the third party intellectual property infringed and if so whether the claim of infringement is valid; and

          14.7.4 in the event that the Parties whose activities are accused (the Accused Parties) consider that there is a genuine issue of infringement of such third

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                    party's intellectual property rights , the Parties shall
                    discuss in good faith whether to design around or to challenge the same. If the Parties agree that it is not possible or commercially reasonable to design around such third party intellectual property, or cannot so agree, and, nevertheless, agree to defend the incoming infringement claim from the third party, the Accused Parties shall do so using a single counsel to be jointly appointed by them at their joint cost and expense, unless an Accused Party reasonably believes that it is in its best interests to be separately represented, in which case each Accused Party shall be responsible for its own costs and expenses. Alternatively, the Parties may agree to seek a license from such third party in which case Columbia shall be responsible for doing so. If Columbia does not itself require a license to cover Columbia's activities, Columbia may choose to allow Ardana to be responsible for seeking a license for itself. If the Accused Parties can obtain a license upon terms acceptable to each Party in its sole discretion, at that time the Parties shall agree on any fees and royalties that are necessary to obtain and maintain such a license which shall be shared between the Parties in proportions which are agreed between them in good faith which proportions are fair and equitable between them reflecting the respective value of the license to them, including without limitation whether and the extent to which a Party's Territory is covered by the license.

15.       WARRANTIES, INDEMNIFICATION; LIMITATION OF LIABILITY; AND INSURANCE

15.1      Each Party represents and warrants to the other Party that:

          15.1.1 it has the corporate power and authority and the legal right to enter into this Agreement, to grant the licenses granted and to enter into its other obligations, that it has taken any necessary corporate action with Affiliates, and that this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is or by

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                    which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

          15.1.2 such Party has not, and during the term of the Agreement will not, without the prior written consent of the other Party grant any rights to any third party that would conflict with the rights granted to the other Party hereunder;

          15.1.3 it is not aware that the exercise by either Party of its respective rights and licenses hereunder would infringe the Patent Rights or other intellectual property rights of any third party;

          15.1.4 it is a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; and

          15.1.5 the execution and delivery of this agreement and the performance of such Party's obligations do not constitute a default or require any consent under any other contractual obligation of such Party.

15.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT COLUMBIA MAKES NO WARRANTIES OR REPRESENTATIONS, IMPLIED OR EXPRESS, WITH RESPECT TO THE PRODUCT OR ANY OF THE RIGHTS, LICENSES, OR ACTIVITIES GRANTED OR CONTEMPLATED HEREIN. SPECIFICALLY AND WITHOUT LIMITATION, COLUMBIA MAKES NO EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, USE, PERFORMANCE, NON-INFRINGEMENT, VALIDITY, OR PATENTABILITY AND ANY SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

15.3 Subject to the provisions of Clause 15.4 and 15.5 Columbia shall be responsible for and shall indemnify Ardana and its directors, officers, servants and agents (collectively "the Indemnified Party") against any and all liability, loss, damage, cost and expense (including legal costs) incurred or suffered by the Indemnified Party as a result of:

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          15.3.1    any Columbia activity related to the Candidate Product or
                    resulting Product after Ardana gives up its rights and relevant activity pursuant to Clause 4.4, 5.4, or 18.4.1;

          15.3.2 that part of any claim brought against Ardana by a Third Party which arises as a result of any activities of Columbia, its Affiliates or contract manufacturers under or in relation to this Agreement being a claim that use of any Finished Product(s) has caused death or bodily injury; or

          15.3.3    a breach of warranty by Columbia under Clause 15.1.

          An Indemnified Party that intends to claim indemnification under this Clause 15.3 shall promptly notify Columbia of any Third Party claim in respect of which the Indemnified Party intends to claim that indemnification. The Indemnified Party shall not compromise or settle the claim prior to any such notice. Columbia may assume and control the defence of any such Third Party claim, provided however, that an Indemnified Party shall have the right to retain its own counsel at its own cost and expense, if representation of that Indemnified Party by the counsel retained by Columbia would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by that counsel in the proceedings. The Indemnified Party shall co-operate with Columbia and its legal representatives in the investigation of any matter covered by this indemnification.

15.4 Subject to the provisions of Clause 15.5, Ardana shall be responsible for and shall indemnify Columbia and its Affiliates, directors, officers, servants and agents (collectively "the Indemnified Party") against any and all liability, loss, damage, cost and expense (including legal costs) incurred or suffered by the Indemnified Party:

          15.4.1 any Ardana activity related to the Candidate Product or resulting Product after Columbia gives up its rights and relevant activity pursuant to Clause 4.3, 5.4, or 18.5.1;

          15.4.2 as a result of that part of any claim brought against Columbia or its Affiliates by a Third Party which arises as a result of the activities by Ardana or its affiliates, sublicensees, distributors or agents under this Agreement being a claim that use of any Finished Products has caused death or bodily injury; or

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          15.4.3    as a result of a breach of warranty by Ardana under Clause
                    15.1.

          An Indemnified Party that intends to claim indemnification under this Clause 15.4 shall promptly notify Ardana of any Third Party claim in respect of which the Indemnified Party intends to claim the indemnifications. The Indemnified Party shall not compromise or settle the claim prior to any such notice. Ardana may assume and control the defence of any such Third Party claim, provided however, that an Indemnified Party shall have the right to retain its own counsel at its own cost and expense, if representation of that Indemnified Party by the counsel retained by Ardana would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by that counsel in the proceedings. The Indemnified Party shall co-operate with Ardana and its legal representatives in the investigation of ay matter covered by this indemnification.

15.5 Neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other or its Affiliates:

          15.5.1 of a direct nature where the same is a loss of turnover, profits, business or goodwill; or

          15.5.2 an indirect or consequential or punitive nature, including any indirect or consequential economic loss or other indirect or consequential loss of turnover, profits, loss of enterprise value, business or goodwill or otherwise.

15.6 Columbia shall secure and maintain comprehensive general liability insurance with insurers having an AM Best rating within the top 2 categories at the time (at the date of this Agreement known as "superior" or "excellent"), including, product liability, contractual liability, personal injury, and insurance against claims regarding the development, manufacture, delivery, storage, handling and use of Product under this Agreement, in such amounts as it customarily maintains for similar products and activities in accordance with prudent insurance practice, but in no event less than the US dollar equivalent of [***] pounds sterling (GB(pound)[***]) per occurrence and in the aggregate per year. Columbia shall use commercially reasonable efforts following First Commercial Sale and at intervals thereafter in accordance with Good Industry

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          Practice to increase this cover to a level of [***] dollars (US$[***])
          in the aggregate per year if this is achievable by Ardana.

15.7 Ardana shall secure and maintain comprehensive general liability insurance with insurers having an AM Best rating within the top 2 categories at the time (at the date of this Agreement known as "superior" or "excellent") including product liability, contractual liability, personal injury, and insurance against claims regarding the development, delivery, storage and handling and use of Product under this Agreement, in such amounts as it customarily maintains for similar products and activities in accordance with prudent insurance practice, but in no event less than [***] pounds sterling (GB(pound)[***]) per occurrence and in the aggregate per year. Ardana shall use commercially reasonable efforts following First Commercial Sale and at intervals thereafter in accordance with Good Industry Practice to increase this cover to a level in pounds equal to [***]dollars (US$[***]) in the aggregate per year if this is achievable by Columbia.

15.8      Each Party shall maintain such insurance described in Clauses 15.6 and
          15.7 during the term of this Agreement and thereafter for so long as it customarily maintains insurance for itself for similar products and activities. Each Party shall note the interest of the other Party on such insurance and shall use commercially reasonable efforts to name the other Party as an additional insured on such insurance if this is also achievable by the other Party and shall provide the other Party proof of such insurance upon request. Each Party shall cause such insurance policies to provide that the other Party shall be given at least thirty (30) days notice of any cancellation, termination or change in such insurance.

15.9 Ardana shall have the control of and be responsible for the Clinical Trials conducted under the First Development Program and the Phase III Clinical Trials conducted in the Ardana Territory under the Second Development Program and shall be the sponsor of such trials and in such capacity, shall, notwithstanding its indemnity rights under Clause 15.3 be responsible for the initial payment of any compensation due to any participants in such trials who suffer death or bodily injury pursuant to any legal rights or applicable industry guidelines.

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15.10     Columbia shall have the control of and be responsible for the
          Formulation Work and the Phase III Clinical Trials conducted in the Columbia Territory under the Second Development Program and shall be the sponsor of such trials and in such capacity, shall, notwithstanding its indemnity rights under Clause 15.4, be responsible for the initial payment of any compensation due to any participants in such trials who suffer death or bodily injury pursuant to any legal rights or applicable industry guidelines.

16.       CONFIDENTIALITY

16.1 The Parties agree not to disclose the Confidential Information to third parties nor to use the Confidential Information except to the extent necessary in connection with the transactions and business set forth in this Agreement; provided, however, that such Confidential Information shall not be subject to the restrictions and prohibitions set forth in this Clause 16 to the extent that such Confidential
          Information:

          16.1.1 is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such Confidential Information;

          16.1.2 was (as evidenced in writing) known to the Party receiving such confidential information prior to the receipt of such Confidential Information by such Party, whether received before or after the date of this Agreement;

          16.1.3 is obtained by the Party receiving such confidential information from a source free to disclose such information other than the Party supplying such Confidential Information;

          16.1.4 is required to be disclosed pursuant to any order of a court having jurisdiction or any lawful action of a Governmental Authority having jurisdiction over the disclosing Party or court of competent jurisdiction but only to the extent such disclosure is so required; provided, however that in the event of such an order or action, the Party ordered to disclose such Confidential Information shall give the other Party reasonably timely notice of the disclosure order in order to allow such Party to seek a protective order or such other appropriate relief with respect to the confidential information; or

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          16.1.5    in the case of Regulatory Applications is required to be
                    disclosed to the relevant Governmental Authorities.

16.2 Each Party shall take all precautions as it normally takes with its own Confidential Information to prevent any improper disclosure of such Confidential Information to any independent third party.

16.3 No public announcements or other disclosure to third parties concerning the financial or other terms of this Agreement shall be made, whether directly or indirectly, by either Party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure, with the exception that:

          16.3.1 a Party may disclose the full terms of this Agreement to its investment bankers, lawyers, accountants and other professional advisors or a third party seeking to invest in, lend funds to acquire or merge with or be acquired by such Party without the other Party's prior approval provided that such disclosure is made under terms of confidentiality whether express or implied; and

          16.3.2 a Party may disclose the terms of this Agreement to any securities exchange or regulatory authority or government body to which either Party is subject or submits, wherever situated, including (without limitation) the US Securities Exchange Commission, the UK Stock Exchange or the Panel on Take-overs and Mergers, whether or not the requirement has the force of law provided that it takes advantage of all provisions to keep confidential as many terms of this Agreement as possible.

16.4 In respect of those public announcements and disclosures not permitted by Clause 16.3 the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcements or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such Party to comment upon such announcement or disclosure, which comments shall be provided by such other Party

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          within five (5) working days. The Parties shall jointly develop press releases and information materials that can be used by either Party for presentations to financial advisers and similar recipients.

17.       TERM

17.1 This agreement shall commence on the commencement date and shall continue in force until no payments are due hereunder or until termination under Clause 18 whichever is the earlier.

18.       TERMINATION

18.1 Ardana shall have the right at any time from the Commencement Date until the Point of Proof of Principle to terminate this Agreement upon 30 days notice of termination in writing to Columbia.

18.2 This Agreement may be terminated immediately upon written notice of termination given by either Ardana on the one hand (in circumstances where either Bermuda or COB is in breach as specified in Clause 18.2.1 or Bermuda or COB satisfy the criteria of Clause 18.2.2) or Bermuda on the other hand (where Ardana satisfies the criteria below):

          18.2.1 in the event that during the period of the Development Program the other Party commits a material breach or default under this Agreement, which breach or default shall not be remedied within sixty (60) days after the receipt of written notice thereof by the person in breach or default provided always that in the case of a breach by Ardana of Clause 11.1 in which case the remedy period shall be ten (10) days; or

          18.2.2 in the event that at any time an Insolvency Event occurs in relation to such person.

18.3 For the avoidance of doubt it is declared and agreed that following completion of the Development Program neither Ardana on the one hand nor Columbia on the other hand shall have the right to terminate this Agreement for a material breach by the other but instead shall have a remedy in damages against the other.

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18.4      Upon the termination of this Agreement by Ardana under Clause 18.1 or by Columbia pursuant to Clause 18.2:

          18.4.1 the provisions of Clause 4.4 apart from the first sentence shall be deemed to apply such that Columbia shall have the fully paid up royalty free right to continue alone;

          18.4.2 Ardana shall upon Columbia's written request deliver up to Columbia all Joint Program IP and all Documents containing any Know How comprised in the Joint Program IP and all copies made (save for a single copy to be retained for evidential purposes by the Ardana's lawyers) and any other Know How held by the Ardana relating to the Candidate Product and/or the resultant Product;

          18.4.3 Ardana shall not use or otherwise exploit in any way, either directly or indirectly the Columbia IP in any manner, or the Joint Program IP with regard to the Candidate Product or resultant Product in either case in relation to all indications, or directly or indirectly the Joint Program Know How at all;

          18.4.4 Columbia shall be free to use and exploit all Joint Program IP as it sees fit with no obligation to Ardana in respect thereof;

          18.4.5 Columbia shall have the option, on a case by case basis, to assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, though Ardana shall retain joint ownership and rights under the Joint Program IP other than as related to the Candidate Product or resulting Product in either case in relation to all indications;

          18.4.6 Ardana shall commensurate with legislative and regulatory requirements, transfer to Columbia or its nominee all Regulatory Approvals, Marketing Authorisations, Regulatory Applications and other regulatory filings and approvals for Candidate Product or resultant Product in all countries of the territory of the Ardana and any country in the ROW Territory in relation to which the Ardana has been appointed the Responsible Party pursuant to

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                    Clause 8. In the event that in any country such a transfer is not possible, the Ardana shall use reasonable endeavours to ensure that Columbia has the benefit of the relevant Regulatory Approvals, Marketing Authorisations, Regulatory applications and other regulatory filings and approvals and, to this end, consents to any Governmental Authority cross-referencing to the data and information on file with any Governmental Authority as may be necessary to facilitate the granting of second Marketing Authorisations, applications, regulatory filings and approvals to Columbia, and Ardana agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable Columbia (either itself or in conjunction with a third party) freely to develop and sell the Product in substitution for Ardana;

          18.4.7 Ardana shall use its reasonable endeavours to assign to Columbia the benefit of any agreement made between Ardana, and a sub-licensee in relation to Product in ROW or any agreement between Ardana and an agent or distributor in any country to which Clause 8.1 relates;

          18.4.8 Ardana shall remit to Columbia any payments that are due and payable as of the date of expiration or termination;

          18.4.9 Columbia and Ardana shall return to each other all confidential information supplied by one Party to the other, including all copies and originals thereof;

          18.4.10 as well as the other provisions of this Agreement which survive its termination whether directly or indirectly by virtue of the provisions of this Clause 18.4, the provisions of Clauses 12, 15, 16, and 20, as applicable, shall continue to apply.

18.5      Upon termination of this Agreement by Ardana pursuant to Clause 18.2:

          18.5.1 the provisions of Clause 4.3 apart from the first sentence shall be deemed to apply such that Ardana shall have the fully paid up royalty free right to continue alone;

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          18.5.2    Columbia shall upon Ardana's written request deliver up to
                    Ardana all Joint Program IP and all Documents containing any Know How comprised in the Joint Program IP and all copies made (save for a single copy to be retained for evidential purposes by Columbia's lawyers) and any other Know How held by Columbia relating to the Candidate Product and/or the resultant Product;

          18.5.3 Columbia shall not use or otherwise exploit in any way, either directly or indirectly the Joint Program IP with regard to the Candidate Product or resultant Product in either case in relation to all indications, or directly or indirectly the Joint Program Know How at all;

          18.5.4 Ardana shall be free to use and exploit all Joint Program IP as it sees fit with no obligation to Columbia in respect thereof;

          18.5.5 Ardana shall have the option, on a case by case basis, to assume sole responsibility for the prosecution, maintenance, defence and enforcement of Joint Program IP at its own cost and expense, though Columbia shall retain joint ownership and rights under the Joint Program IP other than as related to the Candidate Product or resulting Product in either case in relation to all indications;

          18.5.6 if Columbia has entered into a Manufacturing and Supply Agreement this may at Ardana's option exercisable on 90 days written notice to Columbia be given within 30 days of the date of termination either continue or be terminated and if Ardana exercises its rights to terminate the Manufacturing and Supply Agreement, Columbia will at its own cost and expense provide such reasonable technical and other assistance as may be required in order to ensure that Ardana is able to manufacture or have manufactured Finished Product. Ardana shall be free to contract for the manufacture and supply of Product and/or Finished Product with any contract manufacturer;

          18.5.7 Columbia shall commensurate with legislative and regulatory requirements, transfer to Ardana or its nominee all Regulatory Approvals, Marketing Authorisations, Regulatory Applications and other regulatory filings and

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                    approvals for Candidate Product or resultant Product in all countries of the Columbia Territory and any country in the ROW Territory in relation to which Columbia has been appointed the Responsible Party pursuant to Clause 8. In the event that in any country such a transfer is not possible, Columbia shall use reasonable endeavours to ensure that Ardana has the benefit of the relevant Regulatory Approvals, Marketing Authorisations, Regulatory applications and other regulatory filings and approvals and, to this end, consents to any Governmental Authority cross-referencing to the data and information on file with any Governmental Authority as may be necessary to facilitate the granting of second Regulatory Approvals, Marketing Authorisations, Regulatory Applications, regulatory filings and approvals to Ardana, and Columbia agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable the continuing Party(either itself or in conjunction with a third party) freely to develop and sell the Product in substitution for the withdrawing Party;

          18.5.8 Columbia shall use its reasonable endeavours to assign to Ardana the benefit of any agreement made between Columbia, and a sub- licensee in relation to Product in ROW or any agreement between Columbia and an agent or distributor in any country to which Clause 8.1 relates;

          18.5.9 at its option, Columbia shall continue to prosecute, maintain and defend the Columbia Patent Rights and Trademarks as specified in Clause 2 or shall follow the procedures set forth above at Clause 14.1.2;

          18.5.10 as well as the other provisions of this Agreement which survive its termination whether directly or indirectly by virtue of the provisions of this Clause 18.5 the provisions of Clauses 12, 15, 16, and 20, as applicable, shall continue to apply.

18.6 Termination of this Agreement (whether under this Clause 18, upon expiration of the Term, or otherwise) shall be without prejudice to any rights of either Party against the other that may have accrued to the date of such termination.

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19.       FORCE MAJEURE

19.1 The obligations of the either Party hereunder shall be suspended during the time and to the extent that such Party is prevented from complying therewith due to Force Majeure.

19.2 As soon as possible after being affected by a Force Majeure circumstance, the Party so affected shall furnish to the other Party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed. The Party whose obligations hereunder have been suspended shall promptly and diligently pursue appropriate action to enable it to lift the Force Majeure situation, except that a Party shall not be obligated to settle any strike, lockout or other labor difficulty on terms contrary to its wishes.

20.       GENERAL PROVISIONS

20.1 Independent Contractors. Ardana and Columbia are independent of each other and nothing contained herein shall be construed to create a joint venture, partnership or similar relationship. Neither Party is authorized to, nor shall it, incur any liability whatsoever for which the other may become directly, indirectly or contingently liable.

20.2 Dispute Resolution; Consent to Jurisdiction. This Agreement shall be construed and interpreted in accordance with the law of the State of Delaware without regard to principles related to conflicts of laws. The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the interpretation and construction of this Agreement. In an effort to resolve informally and amicably any claim, controversy or dispute (whether such claim, sounds in contract, tort, or otherwise) arising out of or relating to this Agreement, or the breach thereof (a "Dispute"), each Party shall notify the other in writing of a Dispute hereunder that requires resolution. Such notice shall set forth the nature of the Dispute, the amount, if any, involved and the remedy sought. Each Party shall designate a representative who shall be empowered to investigate, discuss and seek to settle the Dispute. If the two representatives are unable to settle the Dispute within thirty
          (30) days after proper notification, the Dispute shall be submitted to the Chief Executive Officer of each Party for consideration for an additional thirty (30) days. If

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          the Dispute remains unresolved after said sixty (60) day period, either Party shall have a right to commence any action, suit or proceeding with respect to such Dispute in a U.S. federal court of competent jurisdiction in Delaware. The venue for such action, suit or proceeding shall be in the U.S. federal Courts in Delaware. No provision of, or the exercise of any rights under, this Agreement shall limit the right of the parties to obtain, apply for, or resort to court ordered injunctive relief. Ardana and Columbia each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement.

20.3      Notices.

          20.3.1 Any notice or other communication given pursuant to or made under or in connection with the matters contemplated by this Agreement shall be in writing in the English language and shall be delivered by hand or by courier or shall be sent by recorded delivery to the address of the recipient set out in Exhibit F or as specified by the recipient from time to time in accordance with Clause 20.3.3. Notices sent by hand or by courier shall require a written receipt of delivery. Notices sent by fax or E-Mail shall not be valid of themselves and must be confirmed in hard copy form by hand or by recorded delivery.

          20.3.2 Any notice given pursuant to this Clause shall be deemed to have been received:

                    20.3.2.1 if delivered by hand or by courier, at the time of delivery as evidenced in the receipt of delivery; or

                    20.3.2.2 if sent by recorded delivery, at the time of delivery.

          20.3.3 A Party may notify the other Parties to this Agreement of a change of its name, relevant addressee, address or facsimile number for the purposes of Exhibit F provided that such notification shall only be effective on:

                    20.3.3.1 the date specified in the notification as the date on which the change is to take place; or

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                    20.3.3.2  if no date is specified or the date specified is less than (five) clear Business Days after the date on which the notice is given, the date falling five clear Business Days after notice of any such change has been given.

20.4 Assignment. Columbia shall not assign this Agreement without also assigning to the same assignee the relevant portions of the Columbia IP and its interest in the Joint Program IP and all related Regulatory Application and Regulatory Approvals the subject matter of this Agreement and conversely may not assign the rights in the relevant portion of the Columbia IP and in its interest in the Joint Program IP and all related Regulatory Applications and Regulatory Approvals the subject matter of this Agreement and Trade Marks (other than to an Affiliate) without also assigning to the same assignee this Agreement. Ardana shall not assign this Agreement without also assigning to the same assignee its rights in the Joint Program IP and all related Regulatory Applications and Marketing Authorisations the subject matter of this Agreement and conversely may not assign its rights in the Joint Program IP and all related Regulatory Applications and Marketing Authorizations the subject matter of this Agreement (other than to an Affiliate) without also assigning to the same assignee this Agreement. This Agreement shall not be assignable by either Ardana on the one hand or by Columbia on the other hand ("Assignor") without the written consent of the other ("Remaining Party") such consent not to be unreasonably withheld, provided however that either Party may assign this Agreement to any Affiliate or to a corporation with which such Party may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, subject to obtaining a direct deed of undertaking from such corporation addressed to the Remaining Party agreeing to be bound by all the terms of this Agreement.

20.5 Amendment and Waiver. This Agreement (including the Exhibits hereto) may be amended, modified, superseded or cancelled, and any other of the terms or conditions hereof may be modified, only by a written instrument executed by both parties hereto or, in the case of a waiver, by the Party waiving compliance. Failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be

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          deemed to be or considered as a further or continuing waiver of any other provision of this Agreement.

20.6 Severability. In the event that any one or more of the agreements, provisions or terms contained herein shall be declared invalid, illegal or unenforceable in any respect, the validity of the remaining agreements, provisions of terms contained herein shall in no way be affected, prejudiced or invalidated thereby.

20.7 Entire Agreement. This Agreement, together with the Exhibits hereto, contains the entire agreement between the parties hereto and supersedes any agreements between them with respect to the subject matter hereof.

20.8 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20.9 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

21.       MIPHARM AGREEMENT AND TESTOSTERONE FOR WOMEN

21.1 The Parties recognize the existence of, and that this Agreement is subject to, a license and supply agreement made between Bermuda and Mipharm SpA ("Mipharm") dated 5 March 1999 (the "Mipharm Agreement"), a copy of which is attached hereto as Exhibit F.

21.2 From the Commencement Date and up to the elections by the Parties under Clause 4.1, or such other date as the Parties may agree in writing, Columbia shall, consistent with Good Industry Practice, take all commercially reasonable acts to remove Chronodyne(R) (terbutaline gel) from the grant of the license to Mipharm under the Mipharm Agreement, such that the Mipharm Agreement does not affect the Candidate Product or resultant Product. Upon the removal of Chronodyne(R) (terbutaline gel) from the grant of the

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          license to Mipharm under the Mipharm Agreement such that the Mipharm
          Agreement does not affect the Candidate Product or resultant Product, this Agreement shall be deemed to be amended to add Greece, Ireland, Italy (including San Marino and Vatican City), and Portugal to the definition of Europe. When undertaking its obligations under this Clause 21.2 Columbia shall regularly liaise with Ardana and Ardana shall, insofar as it communicates with Mipharm about the removal of Chronodyne (terbutaline gel) from the grant of the license to MiPharm, regularly liaise with Columbia. [***]

          21.2.1    [***]

          21.2.2    [***]

          21.2.3    [***]

21.3      [***]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

    ARDANA BIOSCIENCE                       COLUMBIA LABORATORIES
    LIMITED                                 (BERMUDA), LTD.


By: /S/ Maureen Lindsay                 By: /S/ Fred Wilkinson
    -----------------------------------     -----------------------------------
    Maureen Lindsay                         Fred Wilkinson
    Name                                    Name
    Chief Operating Officer                 President
    Title                                   Title
    December 2002                           December 2002
    Date                                    Date


    /S/ Mike Piper                          /S/ Michael McGrane
    -----------------------------------     -----------------------------------
    Witness (Signature)                     Witness (Signature)

    Mike Piper                              Michael McGrane
    Witness Name (Printed)                  Witness Name (Printed)


    COLUMBIA LABORATORIES, INC.


By: /S/ Fred Wilkinson
    -----------------------------------
    Fred Wilkinson
    Name
    President & CEO
    Title
    December 2002
    Date


    /S/ Michael McGrane
    -----------------------------------
    Witness (Signature)


    /S/ Michael McGrane
    -----------------------------------
    Witness Name (Printed)

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                                    EXHIBIT A

                       WORLDWIDE PATENTS AND APPLICATIONS

                           "Basic Bioadhesive" Family

United States: Patent No. 4,615,697;

EPO (2) (Austria, Belgium, Switzerland/Liechtenstein, Germany, France, Luxembourg, Netherlands, Sweden, United Kingdom): Patent No. 163 696; and Patent No. 501 523;

Australia:  Patent No. 565,354;

Hong Kong:  Patent No. 1214/1997; and

Japan:  Patent No. 2,113,953.

The Parties acknowledge that without SPC extensions the expiration date of the EPO patents is in November 2004.

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                              "Uterine Pass" Family

United States (2): Patent No. 6,126,959; and Application No. 09/510,527;

EPO (Austria, Belgium, Cyprus, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Latvia, Lithuania, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland/Liechtenstein, United Kingdom): Application No. 98943548.2;

Argentina: App. No. P980104558;            Malaysia: App. No. PI 9804131;

Australia: Patent No. 738,460;             Mexico: App. No. 002448;

Brazil: App. No. PI 9812134-0;             Morocco: App. No. 25.251;

Canada: App. No. 2,303,339;                New Zealand: Patent No. 502,926;

Chile: App. No. 2185-98;                   Norway: App. No. 20001287;

China: App. No. 98808946.7;                Peru: App. No. 867.98;

Colombia: App. No. 98 052.730;             Philippines: App. No. 1998-02371;

Georgia: Patent No. P2645;                 Romania: App. No. A/00269;

Hong Kong: App. No. 00104419.5;            Russia: App. No. 2000-108551;

Hungary: App. No. P0003784;                South Africa: Patent No. 98/08328;

Israel: App. No. 134,564;                  Tangiers: App. No. 1653;

Japan: App. No. 2000511486;                Ukraine: App. No. 2000042000/M; and

Korea (So.): App. No. 102000700261;        Venezuela: App. No. 2026/98.

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                 "Treatment of Endometriosis/Infertility" Family

United States:  Application No. 10/089,796;

EPO (Austria, Belgium, Cyprus, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, Switzerland/Liechtenstein, United Kingdom): Application No. 00964272.9;

Argentina: App. No. 000105228;             Malaysia: App. No. 20004608;

Australia: App. No. 75250/00;              Mexico: App. No. 2002/003453;

Brazil: App. No. PI0014548-3;              Morocco: App. No. 26584;

Canada: App. No. 2,385,974;                New Zealand: App. No. 518429;

Chile: App. No. 2679-2000;                 Norway: App. No. 2002 1591;

China: App. No. 00813807.9;                Peru: App. No. 001044/2000;

Colombia: App. No. 00075387;               Philippines: App. No. 2000-02714;

Georgia: App. No. 2000004769;              Russia: App. No. 2002111682;

Hong Kong: App. No. 02105660.6;            Singapore: App. No. 200201447-0;

Hungary: App. No. Not Yet Available;       South Africa: App. No. 2002/2182;

India: App. No. 2002/00380;                Taiwan: App. Nos. 89120706;

Israel: App. No. 148784;                   Tangiers: App. No. 2222;

Japan: App. No. 2001-527787;               Turkey: App. No. 02/899;

Korea (So.): App. No. 2002-7004330;        Ukraine: App. No. 2002043631/M; and

                                           Venezuela: App. No. 2000-002213.

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                                    EXHIBIT B

                            FIRST DEVELOPMENT PROGRAM

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                                    EXHIBIT C

                           SECOND DEVELOPMENT PROGRAM

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                                    EXHIBIT D

                         NAMES AND ADDRESSES FOR NOTICES

If to Columbia Laboratories (Bermuda), Ltd.:

     Columbia Laboratories (Bermuda), Ltd.
     P.O. Box HM 1179
     Cedar House
     41 Cedar Avenue
     Hamilton HM 12
     Bermuda
     Attention: Secretary
     Tel: (441) 295-2244
     Fax: (441) 292-8666
          (441) 295-5328

If to Columbia Laboratories, Inc.,

     Columbia Laboratories, Inc.
     354 Eisenhower Parkway
     Plaza 1 Second Floor
     Livingston, New Jersey 07039
     Attention: President
     Tel: (973) 994-3999
     Fax: (973) 994-3001

     With copy to:

     Columbia Laboratories, Inc.
     354 Eisenhower Parkway
     Plaza 1 Second Floor
     Livingston, New Jersey 07039
     Attention: General Counsel
     Tel: (973) 994-3999
     Fax: (973) 994-3001

If to Ardana Biosciences Limited:

COO
Ardana Biosciences Limited
58 Queen Street
Edinburgh
EH2 3NS

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                                    EXHIBIT E

                            DEFAULT PATENT COUNTRIES

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                                    EXHIBIT F

                             THE "MIPHARM AGREEMENT"

                             (Attached separately.)

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